UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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AMERICAN TOWER CORPORATION
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Dear Stockholder:
April 14, 2021
It is my pleasure to invite you to American Tower Corporation’s 2021 Annual Meeting of Stockholders on Wednesday, May 26, 2021 at 11:00 a.m. Eastern Time. In light of the ongoing coronavirus (COVID-19) pandemic, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we will once again hold the Annual Meeting virtually through a live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMT2021. Please follow the instructions in this Proxy Statement to join the virtual Annual Meeting.
Included with this letter are the official notice of meeting; the proxy statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy.
Your vote is important. You may vote your shares over the internet; by telephone; by mail if you received a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible to ensure your shares will be represented at the meeting.
On behalf of the management team and your Board of Directors, I thank you for your continued support.
Sincerely,
Thomas A. Bartlett
President and Chief Executive Officer

Letter From the Chairperson of the Board
April 14, 2021
Dear Fellow Stockholders,
The global COVID-19 pandemic has upended our lives and forever altered how people communicate, with increased remote work and mobile usage resulting in an unprecedented reliance on broadband connectivity around the world. Over the past year, the pandemic has fueled a surge in the use of technology, which has heralded a new era of integration of the internet, digital content, and mobile data into our daily mode of living. The crisis also exposed an urgent need to improve connectivity in rural and underserved communities, and American Tower has been proactively working with governments and mobile network partners to help address this need. The pandemic and actions taken in response to the pandemic have demonstrated the continued resilience of our business, as communications infrastructure is firmly recognized as critical to the connectivity needs of millions of people.
The leadership transition to Tom Bartlett as Chief Executive Officer and Rod Smith as Chief Financial Officer has been seamless. In 2020, senior leadership continued to execute on and extend our Stand and Deliver strategy. The Company achieved solid organic growth and operational efficiencies, paved the way for transformative acquisitions and continued to create value for our stockholders. Under senior leadership, the Company remained nimble, while navigating a constantly changing and unpredictable environment and cultivating an even stronger culture focused on human capital management and diversity, equity and inclusion. The Board is confident that the executive team's continued stewardship will ensure we are poised to service the emerging, post-pandemic digital world.
The Board feels strongly that our people are intrinsic to the success of our Company and human capital management has always been a focus for us. In 2020, we further improved our culture, developed talent and stepped up our ongoing efforts on advancing diversity, equity and inclusion. We worked expeditiously to launch the CEO Advisory Council, which is a group of employees tasked with developing and implementing a comprehensive diversity, equity and inclusion strategy. Our Foundation pledged funds earmarked specifically to help counter systemic racism, and a Social Justice Committee has been formed to ensure the optimal use and distribution of those funds. These actions have been supplemented with numerous initiatives to provide employees with conscious inclusiveness training, promote pay equity and increase diversity in recruitment, talent mentoring and leadership development.

Our commitment to diversity, board refreshment and succession planning is steadfast, and our Nominating and Corporate Governance Committee regularly discusses and identifies new candidates in light of the ideal director composition skill set. In January 2021, we elected Kenneth R. Frank as our newest independent Director. Mr. Frank is the current CEO of Turning Technologies, an education technology company, and brings decades of invaluable domestic and international executive experience and industry knowledge. As a Board, we understand having the right individuals in the boardroom is critical, and it is essential to not only have the skills and experience that align with the Company's long-term strategy, but also to have the benefit of diverse and fresh perspectives.
Thank you for placing your trust in our Company. We look forward to continuing with you, our stockholders, on this collaborative journey of continued success, with a mission to bring connectivity to more people around the globe every year.
Sincerely,
Pamela D.A. Reeve
Chairperson of the Board

Notice of 2021 Annual Meeting of Stockholders

Date:	Time:	Live Audio Webcast at:	Record Date:
Wednesday, May 26, 2021	11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AMT2021	March 29, 2021
At the Annual Meeting you will be asked to:
Proposal 1	Elect twelve Directors for the ensuing year or until their successors are elected and qualified;
Proposal 2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;
Proposal 3	Approve, on an advisory basis, our executive compensation;
Proposal 4	Consider a stockholder proposal regarding the ownership threshold required to call a special meeting;
Proposal 5	Consider a stockholder proposal regarding the creation of a human rights oversight committee of the Board; and
Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 29, 2021 (the record date). To ensure your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Online	By Telephone	By Mail	At the Virtual Meeting

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 82 of this Proxy Statement.
ATTENDING THE MEETING
In light of the ongoing COVID-19 pandemic, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we will once again hold the Annual Meeting virtually through a live audio webcast.

Live Audio Webcast
•You will be able attend the Annual Meeting this year online through live audio webcast at www.virtualshareholdermeeting.com/AMT2021. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see "How do I attend the Annual Meeting?" in the "Questions & Answers" section beginning on page 82 of this Proxy Statement.
•The Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with registration beginning at 10:30 a.m., on Wednesday, May 26, 2021.
•You will be able to vote and submit live questions during the Annual Meeting at: www.virtualshareholdermeeting.com/AMT2021.

By order of the Board of Directors,
Edmund DiSanto
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
Boston, Massachusetts
April 14, 2021
American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116
Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure representation of your shares at the Annual Meeting. You may vote your shares over the internet, by telephone, by mail (as applicable) by following the instructions on the proxy card or voting instruction card or at the virtual meeting.
Materials will be made available on or about April 14, 2021.

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals To Be Voted On

PROPOSAL 1	Election of Directors The Board of Directors unanimously recommends that you vote FOR the election of each of the 12 nominee Directors. (see page 66)

PROPOSAL 2	Ratification of Independent Accountant The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 74)

PROPOSAL 3	Advisory Vote on Executive Compensation The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 75)

PROPOSAL 4	Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting The Board of Directors unanimously recommends that you vote AGAINST this proposal. (see page 77)

PROPOSAL 5	Stockholder Proposal Regarding the Creation of a Human Rights Oversight Committee of the Board The Board of Directors unanimously recommends that you vote AGAINST this proposal. (see page 80)

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Stand and Deliver Strategy

American Tower's *Stand and Deliver* strategy drives all aspects of our business and is intrinsic to our goals and the manner in which we measure our success. The strategy has four primary elements we believe will position American Tower to provide compelling returns for our investors while significantly contributing to mobile broadband connectivity worldwide for years to come.

Lead
wireless connectivity around the globe

Innovate
for a mobile future

Grow
our assets and capabilities to meet customer needs

Drive
efficiency throughout the industry

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Company Overview
American Tower (the Company) is a leading independent owner, operator and developer of wireless and broadcast communications real estate. Our global portfolio includes approximately 186,000 communications sites. Over 43,000 of American Tower's communications sites are in the U.S. and Canada and nearly 143,000 communications sites, as well as certain other property interests, are spread across 20 other markets. Multiple tenants lease vertical space on a tower for their communications equipment to create a recurring long-term revenue stream. Rental charges on our towers are typically based on property location, leased vertical square footage on the tower and weight placed on the tower from transmission equipment.
In addition to leasing space on wireless and broadcast towers, we provide customized solutions through our in-    building systems, outdoor distributed antenna systems and other right-of-way options, managed rooftops and services that speed network deployment.
2020 Business Highlights
KEY FINANCIAL RESULTS(1)

•Grew total property revenue(2) by approximately 6.5% to $7.95 billion and grew Adjusted EBITDA(2) by approximately 8.7% to $5.16 billion;
•Achieved Total Tenant Billings Growth of 9.7%;
•Declared an aggregate of over $2 billion in cash dividends to common stockholders;
•More than $8 billion of capital deployed in 2020, with the majority of spending on growth-oriented, discretionary investments;

•Consolidated AFFO per Share(3) for the full year was $8.49 and ROIC(3) as of the end of the year was 10.4%;
•Maintained our investment grade rating;
•Repurchased 0.3 million shares of Common Stock for a total of $56 million;
•Raised nearly $9.9 billion in the debt capital markets, including through new unsecured senior notes issuances and term loans; and
•Acquired approximately 3,000 communications sites as part of the acquisition of InSite Wireless Group, LLC.

NEW SITE BUILDS	TOTAL PROPERTY REVENUE INCREASED	ADJUSTED EBITDA INCREASED	CONSOLIDATED AFFO INCREASED

~5,900	6.5%	8.7%	7.6%
New Sites Added	to $7.95 billion	to $5.16 billion	to $3.79 billion

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded.
(3)Performance metric under the performance-based restricted stock unit (PSU) program.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Responsibility Highlights
We understand the way we conduct our business is an integral component of the continued success of our Company. As a result, our commitment to responsible corporate citizenship is woven into all aspects of our global culture. Our five strategic pillars of corporate responsibility—ethics, people, environment, society and performance—are rooted in our core values.

Ethics
•Conduct our Excellence Through Ethics training for new hires and training for all employees regarding our Code of Ethics and Business Conduct Policy (Code of Conduct) and the Foreign Corrupt Practices Act.
•Maintain a zero tolerance policy for bribery and corruption.
•Require vendors to comply with our global Vendor Code of Conduct, which addresses protection of human rights, payment of fair wages, prohibition of forced labor, child labor and human trafficking and compliance with non-discrimination, anti-harassment and health and safety regulations.
•Provide multiple channels to employees and other stakeholders to report violations, including to our Ethics Committee, local human resources and legal departments, and through a confidential third-party hotline.
•Track all reported incidents of misconduct and manage resolutions; substantive matters are reported to the Board of Directors (Board) through the Audit Committee.

People
•Listen to employee feedback through Ask Our CEO communications, focus groups, town hall meetings, team meetings and biennial companywide surveys.
•Provide extensive programs for professional development and performance management to support employees in navigating their career paths.
•Promote and cultivate diversity, equity and inclusion through CEO-led discussions with employees, including through launching the CEO Advisory Council and implementing robust conscious inclusiveness training.
•Implement leading safety standards for the wireless industry, provide extensive safety training and certification and verify that vendors working on our communications sites meet the same standards.
•Named one of America's Best Employers for Diversity by Forbes in 2019 and 2020.

Environment
•Minimize the telecommunications industry's impact on the environment and maximize efficient use of land, water, energy and other resources through our shared infrastructure model.
•Commit to clear quantitative goals for reducing fossil fuel emissions consistent with the Paris Agreement goals, including through the Company's investment of over $100 million in energy-efficient technologies at the site level.
•Include targeted reduction goals relating to fuel usage and generator run time in emerging markets in the CEO's short-term incentive plan.
•Invest in transition to LED lighting to reduce lighting-related energy consumption, while also actively pursuing solar energy generation, including use of lithium-ion batteries to support and enhance solar photovoltaics deployments.
•Continue to minimize the impact of and preserve the environment around communications sites to protect ecosystems and wildlife, including migratory birds and endangered and threatened species.

Society
•Enable meaningful change in communities across the globe through the American Tower Foundation, including expanded access to education and technology, support for youth services, homeless shelters and hunger relief efforts.
•Engage the American Tower Foundation to match employees’ charitable donations.
•Support communication and relief efforts during natural disasters and catastrophic events.
•Promote digital literacy and employment opportunities for underserved communities in India, Nigeria, Ghana, Uganda, Colombia and Mexico through our Digital Communities program.

Performance
•Consistently deliver strong financial performance and growth guided by our Stand and Deliver strategic plan.
•Target attractive long-term total stockholder returns through the combination of strong organic growth, accretive new build programs and M&A transactions, complemented by dividends.
•Provide sustainable growth to our stockholders across three distinct platform expansion workstreams: advanced tenant services, connectivity, and energy and the environment.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROPOSAL 1	Election of Directors The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

Our Director Nominees
You are being asked to vote on the election of twelve Directors, all of whom were recommended for nomination to the Board by the Nominating and Corporate Governance Committee (Nominating Committee). All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 67.

Name and Title	Age	Director Since	Independent	Committee Memberships			Other Public Company Boards
				Audit	Compensation	Nominating
THOMAS A. BARTLETT† President & CEO, American Tower Corporation	62	2020					Equinix, Inc.
RAYMOND P. DOLAN Chairman and CEO, Cohere Technologies, Inc.	63	2003					None
KENNETH R. FRANK CEO, Turning Technologies	53	2021					None
ROBERT D. HORMATS Managing Director, Tiedemann Advisors	78	2015					None
GUSTAVO LARA CANTU Former CEO, Monsanto Company (Latin America North Division)	71	2004					None
GRACE D. LIEBLEIN Former VP, Global Quality, General Motors	60	2017					Southwest Airlines Co.; Honeywell International Inc.
CRAIG MACNAB Former CEO and Chairman, National Retail Properties, Inc.	65	2014					VICI Properties, Inc.
JOANN A. REED Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc.	65	2007					Mallinckrodt plc; Waters Corporation
PAMELA D.A. REEVE* Former President and CEO, Lightbridge, Inc.	71	2002					Frontier Communications Corporation
DAVID E. SHARBUTT Former CEO and Chairman, Alamosa Holdings, Inc.	71	2006					None
BRUCE L. TANNER Former EVP and CFO, Lockheed Martin Corporation	62	2019					Truist Financial Corporation
SAMME L. THOMPSON President, Telit Associates, Inc.	75	2005					None

†Sole Management Director Nominee *Chairperson of the Board	Member	Chair	Audit Committee Financial Expert
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Diversity
While we do not have a specific diversity policy for our Board, our Corporate Governance Guidelines provide for selecting Directors who reflect a diverse set of skills, professional and personal backgrounds, viewpoints and experiences. We are proud to have Directors who are highly diverse with respect to gender, ethnicity and experience.
Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Most of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provide an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience that provides insight into issues faced by public companies.

92%	50%	33%
11 of our 12 Director nominees are independent	6 of our Director nominees are gender or ethnically diverse (3 women; 3 ethnic minorities)	4 Director nominees have a tenure of 5 years or less
Skills and Qualifications

12/12	12/12	9/12
Prior Experience in a Leadership/Executive Role	Human Capital Experience	International Experience

12/12	7/12	10/12
Thought Leadership and/or Public Policy Experience	Wireless Industry and/or REIT Experience	Prior Board and/or Governance Experience

12/12	12/12	12/12
Finance/Capital Allocation Experience	Operational and Management Experience	Risk Management Experience

12/12
Financial Expertise
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROPOSAL 2	Ratification of Independent Accountant The Board of Directors unanimously recommends that you vote FOR this proposal.

The Audit Committee has selected, and the Audit Committee and the Board recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. In its annual selection of an independent registered public accounting firm, the Audit Committee considers the firm's qualifications and past performance. Deloitte & Touche LLP has served as our independent registered public accounting firm since our inception, and the members of the Audit Committee and the Board of Directors believe that continued retention as our independent registered public accounting firm is in the best interest of the Company and its stockholders.
See page 74 for more information.

PROPOSAL 3	Advisory Vote on Executive Compensation The Board of Directors unanimously recommends that you vote FOR this proposal.

We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers (NEOs).
Executive Compensation Philosophy
Under our pay-for-performance philosophy, 93% of our Chief Executive Officer’s (CEO’s) compensation and 88% of our other NEO's compensation is at-risk. The base salary is set at a competitive level reflective of market standards and determined with a goal to attract and retain highly qualified executive talent. The annual bonus opportunity is tied to the Company's financial performance for all executives and individual performance for our CEO. The long-term incentive program is more heavily weighted toward achievement of certain financial metrics over a three-year period. Our goal is to reward our executive team for their leadership in meeting key near-term goals and objectives, while also positioning the Company to generate sustainable long-term stockholder value.

WE REWARD BASED ON	KEY FEATURES
•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retention of executives with above-average performance and proven leadership ability.

•Equity awards weighted toward long-term performance-based metrics;
•Reasonable retirement and welfare benefits, and no pension arrangements;
•Claw back provisions;
•Stock ownership guidelines;
•Anti-insider trading policy, including prohibition on hedging and pledging;
•Double-trigger equity vesting and no tax gross-ups in the event of a change of control;
•Use of an independent compensation consultant; and
•Regular risk assessment of compensation programs.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure

OVERVIEW
ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly-qualified executive talent and reward sustained performance over time. The base salary is determined on an annual basis.
ANNUAL PERFORMANCE INCENTIVE PROGRAM

American Tower provides at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
Target annual performance incentive award for the CEO:	Target annual performance incentive awards for the other NEOs:
tied to achievement of the pre-established Company financial goals	tied to achievement of the pre-established Company financial goals tied to achievement of pre-established individual performance goals
LONG-TERM INCENTIVE (LTI) PLAN

American Tower provides long-term, equity-based pay opportunity for sustained operating performance to focus its executive officers on the creation of long-term stockholder value.
Target grant award values for the CEO:	Target grant award values for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated to time-based restricted stock units (RSUs)	allocated to RSUs
The number of PSUs earned is based on achievement of pre-established performance goals for a three-year performance period:
70% based on cumulative Consolidated AFFO per Share(1)
30% based on average ROIC(1)
The actual payout is based on performance levels against these goals:

Each RSU grant vests 25% annually over four years, commencing one year from the date of grant. See “Compensation Discussion and Analysis” beginning on page 32.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Framework of 2020 Compensation

CEO Target Compensation

Average of Other NEOs Target Compensation
See page 75 for more information.
Stockholder Proposals

PROPOSAL 4	Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting The Board of Directors unanimously recommends that you vote AGAINST this proposal.

See page 77 for more information.

PROPOSAL 5	Stockholder Proposal Regarding the Creation of a Human Rights Oversight Committee of the Board The Board of Directors unanimously recommends that you vote AGAINST this proposal.

See page 80 for more information.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

Corporate Governance
General
Our Board is committed to strong corporate governance practices and dedicated to ensuring that American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews and amends as necessary. We also continuously review guidance and interpretations provided by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access the charters for each of our current committees, our Corporate Governance Guidelines and Amended and Restated By-Laws (By-Laws) in the “Investor Relations – Corporate Governance” section of our website, www.americantower.com, and our Code of Conduct in the “Corporate Responsibility – Ethics” section of our website. You may also request such documents be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
Key Corporate Governance Best Practices

■Annual Election of All Directors
■All Directors Except One Management Director are Independent
■Independent Chairperson
■Only Independent Directors Serve on Board’s Standing Committees
■Majority Voting for Directors
■Independent Directors Meet Without Management Present
■Periodic Review of Board Composition and Succession Planning
■One Vote per Share of Common Stock
■Regular Stockholder Engagement
■Proxy Access (3%, 3 years, 25% of Board)
■Code of Conduct
■Vendor Code of Conduct
■Corporate Governance Guidelines
■Global Human Rights Statement
■Disclosure Committee for Financial Reporting
■Stock Ownership Requirements for Directors and Executives

■Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
■Stockholders' Right to Act by Written Consent
■Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
■Claw Back Provisions
■Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
■Annual Enterprise Risk Assessment Review
■Approval Policy for Related Party Transactions
■Independent Compensation Consultant
■Annual Review of CEO Performance, Overseen by our Independent Chairperson
■Onboarding Program for New Directors
■Continuing Education Programs for Directors
■No Stockholder Rights Plans
■Annual Advisory Vote on Executive Compensation
■No Supermajority Voting Provisions

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Outreach and Rights
Stockholder Outreach and Rights
We believe that regular, transparent stockholder engagement is essential to American Tower's long-term success. In 2020, we continued our practice of engaging with stockholders to understand their perspectives on corporate governance, executive compensation, sustainability and other matters.

We made presentations at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We held meetings with institutional stockholders.	We responded to inquiries from our stockholders.

Our By-Laws permit a group of up to 20 stockholders who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

PROXY ACCESS

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with the right to call a special meeting and act by written consent, the terms of which reflect the mainstream of current market practice.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board of Directors
Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring the Company delivers on its strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board believes its leadership structure should reflect what is optimal for the business in its current state and the Nominating Committee has determined it appropriate to separate the roles of Chairperson and CEO. The Board has no policy requiring the separation of the offices of Chairperson and CEO and retains authority to combine the roles in the future, if it believes doing so would be in the best interest of the Company.
The Board is currently led by our Chairperson, Pamela D.A. Reeve, who was appointed as a Director in March 2002. Ms. Reeve was named Lead Director in May 2004 and Chairperson in May 2020. During her tenure on the Board, Ms. Reeve has served on all three standing committees and provided extensive guidance to the Board and senior management. The Board has continued to benefit from her invaluable business knowledge and leadership in the role of Chairperson.
The Chairperson's duties include:
•Calling and chairing Board meetings, including the Board’s executive sessions of independent Directors;
•Approving agendas, materials and schedules for upcoming Board meetings in consultation with the CEO and other independent Directors;
•Meeting frequently with the CEO and senior management to advise and assist on strategic, business, financial and governance matters; and
•Together with the Chairman of the Compensation Committee, preparing and conducting the annual performance review of the CEO.
SELECTION OF DIRECTORS AND BOARD REFRESHMENT
In order to maintain sustained growth of the Company, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring our Board is composed of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole and its individual members on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders.
Our Board consists of Directors with a range of tenure. Long-serving Directors provide important institutional knowledge and experience, while newer Directors bring fresh perspectives to deliberations. The Board, including the Nominating Committee, believes that periodic Board refreshment is necessary to optimize the Board’s effectiveness. In January 2021, the Board appointed Kenneth R. Frank, CEO of Turning Technologies, to complement the composition and skill sets of our Board. Mr. Frank has held numerous executive and leadership positions in the telecommunications and technology industries, and has extensive international experience. As we continue to expand our geographical footprint, the Nominating Committee continues to strive to maintain a Board with the knowledge and skills necessary to oversee a global company effectively.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Succession Planning

1	BOARD COMPOSITION REVIEW	On a quarterly basis, the Nominating Committee reviews the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the mobile telecommunications infrastructure industry.

2	ASSESSMENT OF DIRECTOR CANDIDATES’ SKILLS AND QUALIFICATIONS	As described in our Corporate Governance Guidelines, the Nominating Committee assesses Director candidates based on specific criteria, as outlined under “Director Skills and Qualifications Criteria” on page 15. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria.

3	EVALUATION OF INDEPENDENT CONSULTANT’S FEEDBACK
Our Board believes it is important to review its effectiveness and that of its standing committees on an annual basis and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.

4	BOARD RECOMMENDATIONS	In considering candidates for inclusion in the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals whom it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new Director candidates. To identify and evaluate Director candidates, the Nominating Committee requests recommendations from Board members and others, reviews and discusses biographical information and background material relating to potential candidates and, along with other Board members, interviews selected potential candidates. In addition, the Nominating Committee considers all candidates proposed by stockholders in accordance with the By-Laws if appropriate biographical and background material is provided, applying the same criteria and following substantially the same process as it does in considering other candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.

5	SELECTION OF CANDIDATE
Upon selection of a candidate, the individual is interviewed by members of the Board and an analysis is prepared to further assess the suitability of the candidate to address the needs of the Board. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD MEETINGS

Our Board is committed to strong corporate governance practices and dedicated to ensuring that American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this goal, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
During the 2020 fiscal year, our Board held four regular meetings and six special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. All of our Director nominees as of the date of our 2020 Annual Meeting of Stockholders attended the meeting. Mr. Frank was appointed to the Board in January 2021 and, therefore, did not attend any meetings in 2020. We encourage, but do not require, our Directors to attend each Annual Meeting of Stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and standing committees.
EXECUTIVE SESSIONS
The independent Directors periodically meet in executive sessions, which, from time to time include our CEO and/or another member(s) of senior management with expertise relevant to the matter being discussed at the executive session. An executive session is typically scheduled immediately after each regular Board or committee meeting. The Chairperson presides at such sessions, and in her absence, the Board can designate the Chair of the Nominating Committee, or, alternatively, the Chair of the Board committee relevant to the matter being discussed, to preside. Upon reasonable notice to the other independent Directors, any independent Director may call for an executive session, with or without the presence of the Chairperson, if he or she deems it necessary or appropriate.

The American Tower Board: By the Numbers in 2020 4 Regular meetings held by the Board 6 Special meetings held by the Board
At least 75%
of meetings attended by each current Director
100%
of the Directors attended the Annual Meeting of Stockholders

DIRECTOR ONBOARDING AND CONTINUING EDUCATION
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program for new Directors, which includes, among other things, a presentation on our business and wireless infrastructure sector, each of our regional markets, our capital structure, Board and committee responsibilities, corporate responsibility (including the American Tower Foundation), ethics standards, legal and risk management, Corporate Governance Guidelines and Company policies, and securities trading and reporting. Because we believe our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts. The Nominating Committee annually reviews the current year’s Director training initiatives to determine programs for the upcoming year. Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA
As demonstrated in the Directors’ biographies beginning on page 67 and the “Board Diversity” section of the Proxy Summary, the Nominating Committee focuses not only on traditional diversity categories, such as gender, race and national origin, but also diversity in experience and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected.
The Nominating Committee incorporates this broad view of diversity into its nomination process and seeks to maintain a Board that is strong in its collective knowledge and has a diversity of skills, ability, perspectives and experience. The Nominating Committee evaluates each individual Director candidate in the context of the Board as a whole, based on the following criteria:

Director Skills/Qualifications	Relevance to American Tower
PRIOR EXPERIENCE IN A LEADERSHIP/EXECUTIVE ROLE	Directors with leadership experience, especially in an executive role, strongly enhance the Board’s ability to manage risk and oversee operations.
THOUGHT LEADERSHIP AND/OR PUBLIC POLICY EXPERIENCE	Directors with experience in working with thought leaders from business, government and policy help further our strategic vision to lead wireless connectivity around the globe.
FINANCE / CAPITAL ALLOCATION EXPERIENCE	Directors with finance experience assist in evaluating our financial vision and capital allocation strategy.
FINANCIAL EXPERTISE	Directors with financial expertise allow effective oversight and understanding of financial reporting, accounting, financing transactions, complex acquisitions and internal controls.
HUMAN CAPITAL EXPERIENCE	Directors with human capital experience are valuable to help attract, motivate and retain top candidates for positions at the Company and implement effective development and succession planning.
WIRELESS INDUSTRY AND/OR REIT EXPERIENCE	Directors with experience in our industry or with REITs have the knowledge needed to leverage business relationships, develop new business, provide operational insight and optimize effective strategies within the REIT structure, while understanding the qualifications to maintain REIT status.
OPERATIONAL AND MANAGEMENT EXPERIENCE	Individuals who possess managerial and day-to-day operational experience enhance the Board’s ability to understand the development, implementation and assessment of our operations and business strategy.
INTERNATIONAL EXPERIENCE	Given that we operate in 22 countries across six continents, international experience helps with understanding and anticipating opportunities and challenges in a variety of international markets.
PRIOR BOARD AND/OR GOVERNANCE EXPERIENCE	Corporate governance experience supports our goals of having strong Board and management accountability, transparency and protection of stockholder interests.
RISK MANAGEMENT EXPERIENCE	Directors with experience in risk management help the Company in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers. The Board has determined that, based on his or her compliance with the Board’s established guidelines, each of American Tower’s non-management Directors has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Dolan, Frank, Hormats, Lara and Tanner and Ms. Reed had no relationship with the Company, other than being a Director or stockholder. With respect to Messrs. Macnab, Sharbutt and Thompson and Mses. Lieblein and Reeve, the Board determined that relationships that existed with the Company were immaterial.
Specifically, the Board considered that each of Messrs. Macnab, Sharbutt and Thompson and Mses. Lieblein and Reeve served or currently serves as a director (or executive officer in the case of Mr. Macnab) of a company that does business with us, as follows: Mr. Macnab served as a director and executive officer of National Retail Properties, Inc. until April 2017; Mr. Sharbutt currently serves as a director of Flat Wireless, LLC; Mr. Thompson served as a director of Spok Holdings, Inc. until July 2020; Ms. Lieblein currently serves as a director of Southwest Airlines Co; and Ms. Reeve currently serves as a director and chair of Frontier Communications Corporation. In each case, the Board determined that such service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case, payments made to or received from each applicable company were less than $1 million or two percent (2%) of both the Company’s or the applicable company’s revenue in the 2020 fiscal year.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

Audit Committee

Members: JoAnn A. Reed (Chair) Grace D. Lieblein Bruce L. Tanner Kenneth R. Frank(1)	Key Responsibilities:

•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to select, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with oversight of the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees risk, litigation, cybersecurity and other compliance matters.

Meetings in 2020: 8
(1) Mr. Frank was appointed to the Audit Committee in January 2021.
Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
The Audit Committee’s meetings in 2020 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP. Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Compensation Committee

Members: Craig Macnab (Chair) Gustavo Lara Cantu Raymond P. Dolan	Key Responsibilities:

•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Oversees our stock ownership guidelines.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports and CEO pay ratio for inclusion in appropriate regulatory filings.

Meetings in 2020: 5
For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 32.

Nominating and Corporate Governance Committee

Members: David E. Sharbutt (Chair) Robert D. Hormats Pamela D.A. Reeve Samme L. Thompson	Key Responsibilities:

•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives, and reviews Director onboarding program.
•Oversees and periodically reviews the Company's environmental, social and governance programs and corporate responsibility policies, including environmental initiatives, human capital management, the development and diversity of its workforce and sustainability reporting.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

Meetings in 2020: 6

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2020. We expect to conduct a similar Board and committee self-evaluation process in 2021.

1	Identification of Third-Party Consultant: Information Gathering

The Nominating Committee hired an independent consultant to conduct the Director self-evaluation process. The consultant used a variety of evaluation formats, including:
•interviews and discussion sessions with individual Directors, standing committees, the full Board and members of senior management who interact with the Board;
•surveys of each Board member to facilitate an objective, independent assessment of the effectiveness of the Board and applicable committees; and
•meetings of the Board and each committee to assess the Board and committee performance firsthand.
This process was intended to encourage candid feedback from Directors regarding the actions of the Board and the standing committees. Information gathered included Board and committee effectiveness and performance, agenda topics, materials, tenure, skills, leadership and strategy. Board members were also invited to discuss the performance of the Chairperson.

2	Review and Assessment: Report to Nominating Committee and Board

The independent consultant:
•aggregated the results of its observations, interviews, feedback and surveys regarding Director performance, Board dynamics and effectiveness of the Board and the committees; and
•presented the findings to our Nominating Committee and full Board.
The data identified any themes or issues that had emerged and included suggestions for areas of improvement for each committee and the Board and an action plan for implementation of the changes suggested. The full Board reviewed the results of the consultant’s assessment and each committee reviewed its results.

3	Action by the Nominating Committee

The Nominating Committee:
•used these results to review and assess the Board’s and each committee’s composition and required skill sets, responsibilities, structure, processes and effectiveness; and
•assessed the responsive actions to be taken to address areas of improvement in the performance of the Board and each of the committees. This included succession planning and an assessment as to the need for specific skills, experience and perspectives, which would benefit the Board in the future. The findings were compared against the strategic objectives of the Company and the skills matrix to address future needs of the business.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR COMPENSATION
As of December 31, 2020, our standard compensatory arrangement with our non-management Directors included the following:

Director Compensation Element		Payment	BOARD SERVICE MIX OF COMPENSATION
Board Service
Annual Retainer		$100,000
Additional Annual Payment to Chairperson		$100,000
Committee Service	Chair	Member
Audit Committee	$15,000	$15,000
Compensation Committee	$15,000	$10,000
Nominating Committee	$10,000	$10,000

(1) The Average Cash Compensation excludes $100,000 paid to the Chairperson of the Board.
On March 10, 2020, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 739 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant date.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2020. Information regarding the compensation of Mr. Bartlett may be found under “Executive Compensation” beginning on page 55. Mr. Frank is not included in this table, because he joined the Board in January 2021 and was not a Director during the fiscal year ended December 31, 2020.
DIRECTOR COMPENSATION FOR 2020

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total($) (h)
Raymond P. Dolan	$110,000	$180,220	$290,220
Robert D. Hormats	$110,000	$180,220	$290,220
Gustavo Lara Cantu(3)	$113,835	$180,220	$294,055
Grace D. Lieblein	$115,000	$180,220	$295,220
Craig Macnab(4)	$132,500	$180,220	$312,720
JoAnn A. Reed	$130,000	$180,220	$310,220
Pamela D.A. Reeve(5)	$172,022	$180,220	$352,242
David E. Sharbutt	$120,000	$180,220	$300,220
Bruce L. Tanner	$115,000	$180,220	$295,220
Samme L. Thompson	$110,000	$180,220	$290,220
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2020. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $243.87, the closing market price of shares of our Common Stock on the grant date, March 10, 2020.
(2)No stock option awards were granted during the fiscal year ended December 31, 2020. As of December 31, 2020, each non-management Director who served on our Board during 2020 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2020, all of the following options were fully vested and exercisable.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Name	Number of Unvested Shares Underlying RSU Award (#)	Market Value of Unvested Shares Underlying Unvested RSUs ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Raymond P. Dolan				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	739	$165,876	3/10/2020
Robert D. Hormats	739	$165,876	3/10/2020
Gustavo Lara Cantu	739	$165,876	3/10/2020
Grace D. Lieblein	739	$165,876	3/10/2020
Craig Macnab	739	$165,876	3/10/2020
JoAnn A. Reed				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	739	$165,876	3/10/2020
Pamela D.A. Reeve				3,653	$50.78	3/10/2011
				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	739	$165,876	3/10/2020
David E. Sharbutt				2,854	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	739	$165,876	3/10/2020
Bruce L. Tanner	739	$165,876	3/10/2020
Samme L. Thompson				3,653	$50.78	3/10/2011
				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	739	$165,876	3/10/2020
(i)The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $224.46, the closing market price of shares of our Common Stock on December 31, 2020.
(3)The fees paid to Mr. Lara include a payment made on his behalf for professional tax preparation services.
(4)The fees paid to Mr. Macnab include amounts paid in 2020 related to his service as Chair of the Compensation Committee in 2019.
(5)The fees paid to Ms. Reeve include a pro-rated adjustment for her transition from the role of Lead Director to Chairperson of the Board on May 18, 2020.
Risk Oversight
The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight
We believe this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to evaluate our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.

Board of Directors
•Reviews the Company’s most significant risks and ensures management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Chairperson discusses management’s assessment of risks in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.

The Audit Committee	The Compensation Committee	The Nominating Committee
•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company and reviews cybersecurity issues and the resolution of issues raised through our Ethics Committee process.
•Identifies and assesses audit, accounting, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.

•Oversees risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.

Management
•Conducts a comprehensive, annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.
•Provides quarterly updates to the Board concerning the strategic, operational and emerging risks to the Company’s ability to achieve its business goals and initiatives for each geographic area and functional group, along with updates to the mitigation activities underway to address the risks.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Human Capital Management
Corporate Responsibility at American Tower
In 2020, we published our third standalone Sustainability Report, which provides a comprehensive overview of our material environmental, social and governance practices across our markets. Our focus is to promote the highest recognized and accepted standards of environmental performance, social responsibility, corporate governance and ethical behavior across our global operations, while maintaining our strong commitment to supporting the communities in which we operate. Through the operation of the American Tower Foundation, we seek to enhance long-standing relationships with many local organizations in our served markets to improve education and technology opportunities, while also building new relationships with groups interested in using technology to address educational needs.
We appointed a Chief Sustainability Officer, in 2020, and a Chief Diversity, Equity and Inclusion Officer, in early 2021, to facilitate our corporate responsibility program which consists of five core pillars: ethics, people, environment, society and performance. We believe in doing business ethically, hiring good people and positioning them for professional success, being respectful of each other and our environment and supporting the communities where we live and work. At the same time, we continue to manage our business to achieve the best possible performance without compromising these corporate responsibility goals. This approach has enabled us to understand how risks and opportunities in platform expansion and thought leadership, as well as environmental, social and governance matters, can impact our profitability, our future opportunities and, more importantly, our communities. Our commitment to corporate responsibility is unwavering and plays a critical role in our business strategy.
Human Capital Management
The Board recognizes that our team members based in 22 countries across the globe are our most important assets and fundamental to our success. Our human capital management strategy focuses on creating solutions to attract, develop, engage and retain top diverse talent throughout all the markets where we operate.
Diversity, Equity and Inclusion
The Company's commitment to diversity at every level of its business is articulated in the Company's Diversity Statement and is further evidenced by embracing the CEO Action for Diversity and Inclusion pledge. A critical factor in our success is ensuring that diversity, equity and inclusion remain at the core of our business culture, infusing fresh ideas, helping us remain connected to our tenants in a dynamic global market, and ensuring mutual respect guides us in our interactions both internally and externally.
Half of the members of our Board are gender or ethnically diverse, and this remains a top priority for our Nominating Committee in board succession planning. In addition, our recruiting efforts consistently include strategies to build diverse candidate pipelines and create an environment that maintains a diverse team of global employees. As part of our efforts to help employees succeed in their roles and have access to career opportunities, we create a variety of development opportunities unique to each market. For example, in the United States, we have formed partnerships with organizations,
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Human Capital Management
such as Strategies for Success, the Simmons Women’s Leadership Conference and the Women’s Wireless Leadership Forum of the Wireless Infrastructure Association, to enhance opportunities for female leaders.
The Company is proud to be recognized for its achievements in diversity, which over the last couple of years included:
•Forbes’ list of America’s Best Employers for Diversity in 2019 and 2020
•Forbes' list of America’s Best Employers for Veterans in 2020
•Named on Women on Boards Honor Role in 2020
In 2020, we implemented several new initiatives in the United States designed to address racial injustice and enhance our diversity. These include hosting CEO-led listening sessions with employees of color, expanding recruiting efforts at Historically Black Colleges and Universities, increasing diversity, equity and inclusion training for employees and managers and launching an employee-led CEO Advisory Council that will identify diversity action items and next steps for our diversity, equity and inclusion efforts. The American Tower Foundation pledged $1 million to fight systemic racism and a Social Justice Committee was recently launched to review applications and make recommendations to the Foundation board as to which organizations will receive the funds.
Talent Development
Each of American Tower's approximately 5,600 employees contributes to our success as a company and are key to our Stand and Deliver strategy. The Company conducts a wide variety of programs that incorporate and respond to employee feedback, foster professional growth, provide competitive pay and benefits, and recognize success. Our senior leaders create opportunities for team building, innovation, professional growth and community engagement.
As a critical investment in our capacity to provide tenants with outstanding support and customer service, we offer development programs and on-demand opportunities to cultivate talent throughout our global organization. We have over 18,000 learning resources, including 7,000 online courses in up to five languages that focus on job-specific training and general topics like productivity, collaboration and project management. We create and customize courses to meet regional needs and update these courses regularly to address changing marketplace dynamics and employee interests. In 2020, employees participated in approximately 67,000 hours of internal training across all markets.
With respect to diversity, equity and inclusion, the Company implemented conscious inclusiveness training for employees in the United States, to complement existing extensive diversity training opportunities. All new employees must complete the Diversity at American Tower online training as part of the onboarding process. The course content is customized for each country, and almost 100% of employees complete this training within 30 days of their hiring. The Company continues to explore additional formal and informal programs that allow us to foster ongoing dialogue around complex issues and address challenges with regard to diversity, equity and inclusion, and this continues to be a top corporate priority.
We also have a comprehensive talent management review process to develop future leaders and ensure effective succession planning. In each market, we conduct performance and talent management assessments to develop employee skill sets, determine career growth opportunities and facilitate organizational succession planning. The Company is proud of its TowerStar Award program, currently in its 21st year. The program encourages employees across each of our markets to nominate individuals and teams to receive senior leadership and Board recognition for excellence.
Developing our managers is critical to our success, and resources and tools are provided to all levels of management. For example, the Management Development at American Tower program provides continuous development opportunities through training led by American Tower leaders. Managers learn tools and best practices that enable both management and team success and build and strengthen competencies to better respond to the needs of a growing and increasingly complex organization. Our annual Advanced Leadership Development Program, in collaboration with the INSEAD executive education program, provides our next-generation leaders in Latin America, Europe and Africa with a 12-week intensive workshop to enhance management and leadership skills. Additionally, the Leadership Excellence at American Tower program supports senior leaders’ development through its partnership with the Massachusetts Institute of Technology. Participants learn from industry experts on topics like global strategy and leading in uncertain times.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Cybersecurity
Workplace Safety, Health and Wellness
We are committed to the safety of our employees and surrounding communities. Employees working on our tower sites undergo training on topics ranging from working at heights to relevant rescue techniques, and are required to comply with all applicable policies and local regulations, including the use of PPE, electrical safety, hazardous waste handling, motor vehicle safety and issues related to working around electromagnetic fields. These employees are required to pass and complete regular safety training courses and follow specific tower and site safety protocols using complex operational manuals. A key component of our culture is a strong commitment to incident reporting and corrective actions, as well as a comprehensive program for ensuring vendor compliance with safety standards and certifications. Our strict adherence to the rigorous standards set forth by the relevant government agencies and other authorities, such as the Telecommunications Infrastructure Registered Apprenticeship Program and Telecommunications Industry Association, is critical to ensuring our towers are structurally safe for field personnel, vendors, tenants and communities. The Company helps to set the standards for training and certification in the wireless industry and strongly advocates for workplace safety best practices.
As we navigate the COVID-19 pandemic, our top priority continues to be the health and safety of our employees, their families, our tenants, suppliers and surrounding communities. We have taken a variety of actions to ensure the continued availability of our communications sites, while also focusing on the well-being of our people. These measures include supporting our tenants remotely, facilitating work-from-home arrangements, eliminating travel requirements for our teams when practicable, and providing safety equipment and COVID-19 protocol training for essential employees working at our sites, as well as making other modifications to our business practices.
Human Rights
Respect for human rights is an essential value of the Company and vital to the operation of our global business. We are uncompromising with our commitment to ethics, integrity and how we conduct business. In late 2020, we released our Global Human Rights Statement to publicly outline our values as it relates to human rights issues.
The Statement reiterates that the Company will not infringe on the rights of others and will endeavor to address adverse human rights impacts within the communities in which we conduct our business. We expect our employees, vendors and other stakeholders to share this commitment to ensure we all respect and promote human rights in all our business activities.
Our commitment to human rights is further enhanced by our initiatives relating to disaster relief, empowerment and education of vulnerable communities through technology, ongoing philanthropic efforts and community engagement.
Culture and Engagement
The Company engages its employees in a number of ways, including Ask Our CEO communications, Town Hall meetings, team meetings and biennial surveys to better understand their perspectives on key issues related to working at the Company. Out of the nearly 91% of employees who responded to our latest survey, 92% are proud to work at our Company. Other survey responses confirm the Company's commitment to cultivating a strong culture, fostering employee engagement and maintaining ethical business practices.
The Company has also addressed employee concerns by taking such steps as conducting comprehensive communication, team building and networking events centered on our core principles. Certain offices also launched collaboration initiatives within and across departments, with innovative flexible-workspace programs to promote broader interaction and cooperation.
Cybersecurity
The Company is committed to properly addressing the cybersecurity threats we face in today's global business environment. A dedicated team of technology professionals works throughout the year to monitor all matters of risk relating to cybersecurity. In 2020, we achieved our first globally recognized cybersecurity certification, ISO 27001, for our U.S. data centers. The Company maintains a robust privacy compliance program, which expanded in 2020 to several international markets. Employees are provided with compulsory training that enables them to detect and report malware, ransomware and other malicious software and social engineering attempts that may
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Executive Succession Planning
compromise the Company’s information technology systems. Employees are also required to complete compulsory training on data privacy. In addition to ensuring adequate safeguards are in place to minimize the chance of a successful cyber-attack, this team has established well-defined response procedures to effectively address any cyber threat that may occur despite these safeguards. The response procedures are designed to identify, analyze, contain and remediate such cyber incidents in an expeditious manner. As the cyber landscape evolves in our technology systems, in our platform extension initiatives and in the broader context of the internet and expanding connectivity, management continually updates its approach on cybersecurity to safeguard the Company’s sensitive information and assets.
The Board believes a strong cyber strategy is vital to protect our business, tenants and assets. The Audit Committee oversees the Company’s internal cybersecurity and other information technology risks, controls, strategies and procedures. In addition, the Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts. We maintain a data incident response plan (the Response Plan) to help ensure a timely, consistent and compliant response to actual or attempted data incidents impacting the Company. The Response Plan covers the major phases of the incident response process, including (1) preparation, (2) detection and analysis, (3) containment and investigation, (4) notification, which may include timely notice to our Board if deemed material or appropriate, (5) eradication and recovery, and (6) incident closure and post-incident analysis.
Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares net of tax obligations until he or she meets the ownership requirements.
To determine compliance with these guidelines, we count actual shares, unvested RSUs, in-the-money value of vested options and unvested PSUs (at target). The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 29, 2021, each executive officer and non-management Director was in compliance with the guidelines (except for Mr. Tanner, who joined the Board in September 2019, and Mr. Frank, who joined the Board in January 2021).
Executive Succession Planning
Our Board's involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, on an annual basis, the Board, in its executive sessions, considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes, in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
On March 16, 2020, the Board named Mr. Bartlett as President and CEO as part of the executive succession plan. Mr. Bartlett had previously served as the Company's Executive Vice President and Chief Financial Officer for over ten years. In addition, the Board named Rodney M. Smith to the position of Executive Vice President, Chief Financial Officer and Treasurer. Mr. Smith has been with the Company for more than ten years, including serving as Chief Financial Officer of the Company’s U.S. Tower Division.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Approval of Related Party Transactions
Communications From Stockholders and Other Interested Parties
The Board gives attention to written communications submitted by stockholders and other interested parties and will respond if and as appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: David E. Sharbutt, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

MONITORING OF COMMUNICATIONS FROM STOCKHOLDERS	FORWARDING OF COMMUNICATIONS TO DIRECTORS	RESPONSE TO STOCKHOLDERS
Under most circumstances, the Chairperson of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors as he or she considers appropriate.

Communications that relate to substantive matters and include suggestions or comments the Chairperson of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.

Responses are made to stockholders by the most suited person, including a Director or member of senior leadership. We use the feedback received from stockholders to improve our corporate governance, sustainability and disclosure practices. In response, we have made numerous changes to executive compensation to align compensation to long-term stockholder value, improve transparency and implement stock ownership guidelines for all executives.

Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy for the review and approval of all transactions involving the Company and related parties. Under the policy, “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control. The policy does not cover any transaction that is available to employees or Directors generally or any transaction involving less than $120,000.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.
In 2020, the Company received approximately $1.2 million from Ligado Networks, LLC (Ligado). Payments from Ligado to the Company were customary recurring lease payments for tower space Ligado leases on multiple communications sites. Doug Smith, the President and Chief Executive Officer of Ligado, is the brother of Mr. Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This transaction was reviewed and ratified by the Nominating Committee in accordance with the Company’s Corporate Governance Guidelines.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 29, 2021, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the Summary Compensation Table, which can be found on page 55 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares the individual or entity had the right to acquire within 60 days of March 29, 2021. Accordingly, the numbers of shares shown below include shares underlying stock options and RSUs that are vested or are expected to vest prior to May 28, 2021, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 29, 2021. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
Thomas A. Bartlett(1)	198,153	*
Edmund DiSanto(2)	412,935	*
Raymond P. Dolan(3)	28,975	*
Robert D. Hormats	5,859	*
Gustavo Lara Cantu	10,768	*
Grace D. Lieblein	2,953	*
Craig Macnab	9,127	*
Olivier Puech	—	*
JoAnn A. Reed(4)	64,914	*
Pamela D.A. Reeve(5)	32,565	*
David E. Sharbutt(6)	8,588	*
Amit Sharma(7)	583,190	*
Rodney M. Smith(8)	183,595	*
James D Taiclet(9)	1,341,277	*
Bruce L. Tanner	739	*
Samme L. Thompson(10)	37,191	*
Steven O. Vondran(11)	67,146	*
All Directors and executive officers as a group (19 persons)(12)	3,010,359
Five-Percent Stockholders
The Vanguard Group(13)
100 Vanguard Blvd., Malvern, PA 19355	56,124,669	12.62%
BlackRock, Inc.(14)
55 East 52nd Street, New York, NY 10055	34,348,573	7.72%
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
*Less than 1%
(1)Includes 166,374 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 31,779 shares of Common Stock.
(2)Includes 161,879 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 251,056 shares of Common Stock.
(3)Includes 15,711 shares of Common Stock beneficially owned by Mr. Dolan and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(4)Includes 48,060 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 16,854 shares of Common Stock.
(5)Includes 15,711 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 16,854 shares of Common Stock.
(6)Includes 763 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 7,825 shares of Common Stock.
(7)Includes 263,208 shares of Common Stock beneficially owned by Mr. Sharma and presently vested equity with respect to an aggregate of 319,982 shares of Common Stock.
(8)Includes 35,733 shares of Common Stock beneficially owned by Mr. Smith and presently vested equity with respect to an aggregate of 147,862 shares of Common Stock.
(9)Mr. Taiclet retired from his position effective June 14, 2020. The number of shares is based on information disclosed in a Form 4 filed by Mr. Taiclet on June 16, 2020 and includes the accelerated vesting of 58,204 RSUs, pursuant to the terms of the applicable award agreements, and 834,607 vested stock options as of his retirement date. The amount also includes 48,742 shares of PSUs which vested on March 12, 2021 and have a deferred release in May 2021.
(10)Includes 20,337 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 16,854 shares of Common Stock.
(11)Includes 8,862 shares of Common Stock beneficially owned by Mr. Vondran and presently vested equity with respect to an aggregate of 58,284 shares of Common Stock.
(12)Includes presently vested equity with respect to an aggregate of 1,715,272 shares of Common Stock.
(13)Based on a Schedule 13G/A filed on February 10, 2021, The Vanguard Group had shared voting power over 1,027,166 shares of Common Stock, sole dispositive power over 53,885,724 shares of Common Stock, shared dispositive power over 2,238,945 shares of Common Stock and beneficial ownership of 56,124,669 shares of Common Stock.
(14)Based on a Schedule 13G/A filed on January 29, 2021, BlackRock, Inc. had sole voting power over 30,613,959 shares of Common Stock and sole dispositive power over 34,348,573 shares of Common Stock and beneficial ownership of 34,348,573 shares of Common Stock.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2020 (ended December 31, 2020) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte & Touche LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte & Touche LLP its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte & Touche LLP, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
JoAnn A. Reed, Chairperson
Kenneth R. Frank
Grace D. Lieblein
Bruce L. Tanner

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019 ($ in thousands):

	2020	2019
Audit Fees	$6,928	$6,800
Audit-Related Fees	$1,600	$1,980
Tax Fees	$1,050	$1,050
Total Fees	$9,578	$9,830
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2020 and 2019, the acquisition-related audit service fees included in the total audit-related fees were $0.8 million and $0.9 million, respectively.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning and advice, and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may and does pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers
Compensation Discussion and Analysis
In this section we summarize our philosophy and objectives regarding the compensation of our NEOs, including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis in conjunction with our compensation tables beginning on page 55 and the report of the Compensation Committee of our Board on page 54 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.
Our 2020 NEOs

Name	Title

Thomas A. Bartlett(1)	President and Chief Executive Officer
Rodney M. Smith(2)	Executive Vice President, Chief Financial Officer and Treasurer
Edmund DiSanto	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Olivier Puech	Executive Vice President and President, Latin America and EMEA
Amit Sharma(3)	Executive Vice President and President, Asia
Steven O. Vondran	Executive Vice President and President, U.S. Tower Division
James D. Taiclet(4)	Former Chairman of the Board, President and Chief Executive Officer

(1)Mr. Bartlett was named President and Chief Executive Officer on March 16, 2020, having previously served as Chief Financial Officer.
(2)Mr. Smith was named Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020, having previously served as Senior Vice President, Corporate Finance and Treasurer.
(3)Mr. Sharma transitioned from his role as Executive Vice President and President, Asia on February 28, 2021, to Chairman of the Company’s Asia-Pacific region and Special Advisor to the Chief Executive Officer.
(4)Mr. Taiclet retired from the Company on June 14, 2020.
The Committee determined to include all of the executive vice presidents serving at fiscal year end in this year's Proxy Statement as a result of changes in the senior leadership team in 2020 and the nominal difference in total compensation between two of the executive vice presidents. For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2020 (Form 10-K).
EXECUTIVE SUMMARY
Our Compensation Approach in Brief
We strongly adhere to a pay-for-performance philosophy. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and for achieving strategic objectives, while also positioning the Company to generate attractive long-term returns for our stakeholders. We expect above-average performance from our executive officers and manage our business in a way that results in each executive having a substantially broader scope of responsibilities than is typically found in the market for comparable roles. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing a comparatively greater scope of responsibilities.
We place great emphasis on equity awards in our overall compensation program, and our annual performance incentive awards are performance-driven and based on achievement of Company goals and objectives established at the beginning of the year, as well as individual performance goals for the CEO. Equity awards focus on longer-term operating and stock performance objectives, stockholder value appreciation and retention.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

COMPENSATION COMMITTEE OVERSIGHT AND GOVERNANCE PRINCIPLES

Responsibility	Competitiveness	Balance

Compensation should take into account each executive’s responsibility to act in accordance with our ethical and sustainability objectives at all times; financial and operating performance must not compromise these values
	Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing American Tower’s performance	Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and business results

Long-Term Focus	Pay for Performance	Stakeholder Alignment

Long-term, stock-based compensation opportunities should outweigh short-term, cash-based opportunities; annual objectives should complement sustainable long-term performance	A majority of compensation should be at risk and directly linked to American Tower performance
The financial interests of executives should be aligned with the long-term interests of our stakeholders through stock-based compensation and performance metrics that correlate with long-term stockholder value

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Summary of Executive Compensation Program
The following is a summary of the components of our 2020 compensation program and how these components have helped us achieve our compensation principals and objectives. The Company targets annual base salary and annual performance incentive and long-term incentive opportunities at approximately the 50th percentile of the market; however, we will pay above or below the 50th percentile, as appropriate, based on the experience, performance and other characteristics of a given executive.
As illustrated in the charts below, the vast majority of the target mix of compensation for our CEO and other NEOs for 2020 consisted of at-risk pay elements (i.e., all compensation other than base salary). This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes a significant percentage of each executive’s target compensation package should consist of equity-based compensation. Equity-based compensation is heavily weighted to focus our executive officers on long-term value creation for the benefit of our stakeholders. Our annual performance objectives complement sustainable long-term performance. The balance between equity-based compensation and annual cash incentives is designed to ensure our executive officers do not take undue risks that may be detrimental to the Company and our stakeholders.

Element
			Objectives	Metrics

Not At-Risk
Annual Base Salary
•Provides competitive level of compensation to attract and retain highly qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive
We review roles and responsibilities, performance, tenure, and historical and expected contributions to Company's long-term success.

	CEO: 7%	Other NEOs: 12%

At- Risk
Annual Performance Incentive Program
•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

We use total property revenue(1), excluding pass-through revenue, and Adjusted EBITDA(1) as the two quantitative performance measures in our annual executive incentive program. We believe these performance metrics encourage management to grow our business profitably, while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market.

	CEO: 11%	Other NEOs: 12%

Long-Term Incentive
•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance
•Long-term retention tool that provides both time-based and performance-based restricted stock units
•Focuses executives on the creation of long-term stockholder value
•More than 50% of long-term incentive award is performance based

For PSUs, we use Consolidated AFFO per Share(1) and ROIC(1) as the two quantitative performance measures in our long-term incentive program. Consolidated AFFO is widely used in the telecommunications real estate sector to adjust Nareit FFO (common stockholders) for items that may otherwise cause material fluctuations in Nareit FFO (common stockholders) growth from period to period that would not be representative of the underlying performance of property assets in those periods. Utilizing the Consolidated AFFO per Share metric encourages management to reserve the use of Company stock as a funding mechanism only for those opportunities where it is strategically warranted and accretive over the long term for existing stockholders. ROIC encourages management to focus on earning adequate returns on invested capital over a sustained period.
We believe focusing on growth opportunities that combine long-term Consolidated AFFO per Share accretion with maintaining desired ROIC levels will continue to benefit stockholders.

	CEO: 82%	Other NEOs: 76%

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Performance Metrics
The following tables demonstrate the 10-year financial performance of the metrics used to determine annual performance bonus and PSU awards.

ANNUAL PERFORMANCE INCENTIVE METRICS(1)
TOTAL PROPERTY REVENUE(2)(3)	ADJUSTED EBITDA(2)

PSU AWARD METRICS (1)
CONSOLIDATED AFFO PER SHARE(4)	ROIC(4)

Our Stand and Deliver strategy directly correlates to the financial metrics that measure performance:

1	Leading wireless connectivity is linked to total stockholder return	2	Innovating for a mobile future is measured by our innovation and platform expansion initiatives and our sustainability goal to reduce our reliance on fossil fuels and increase usage of renewable energy sources	3	Driving efficiency is demonstrated by total property revenue(2) and Adjusted EBITDA(2)	4
Growing our assets and capabilities is measured by Consolidated AFFO per Share(4) growth and maintaining an attractive average ROIC;(4) these financial metrics are then used in the incentive award plan designs for our executives

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program.
(3)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(4)Performance metric under the PSU program.
Chief Executive Officer Transition and Succession Planning
On March 16 2020, we announced that our then-current Chairman of the Board, President and Chief Executive Officer, James D. Taiclet, would be retiring from the Company. The same day, as part of the Board’s established succession and leadership transition plans, it appointed Thomas A. Bartlett, who was viewed by the Board as a "ready now" CEO, to succeed Mr. Taiclet as our President and Chief Executive Officer, and appointed Rodney M. Smith to succeed Mr. Bartlett as Chief Financial Officer. Mr. Taiclet agreed to continue to serve as executive Chairman until June 14, 2020. Under Mr. Bartlett’s leadership as Chief Financial Officer over the previous 10 years,
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
American Tower’s total revenues had grown by more than 375% and the enterprise value had expanded to $127 billion from $16 billion, all the while maintaining the Company's investment grade credit rating.
The Committee, advised by Meridian Compensation Partners, LLC ("Meridian"), set Mr. Bartlett’s target total direct compensation as President and CEO, effective as of April 1, 2020, at approximately $14.0 million, which included the following components:
•Base salary: $1,000,000
•Annual bonus target: $1,500,000 (150% of base salary)
•Long-term incentive compensation: $11,500,000 (with grant dates of March 10, 2020 and May 1, 2020)
Treatment of Mr. Taiclet’s Current Equity Awards Upon Retirement
On June 14, 2020, Mr. Taiclet retired from the Company, at which time he held unvested PSUs and RSUs that were granted over the previous four years. The Company provides for accelerated vesting and extended exercise periods of stock options and RSUs for all employees upon a Qualified Retirement (as defined in the applicable award agreement), provided certain eligibility criteria are met. Mr. Taiclet met the eligibility criteria, as he had a combined age and years of service with the Company of at least 65 years at the time of his retirement (he is at least 55 years old and had a minimum of five years of service) and executed a release containing non-compete, non-solicitation and non-disparagement provisions. Accordingly, upon his retirement, Mr. Taiclet's RSUs were immediately vested and settled shortly thereafter in Company stock and the exercise periods of his stock options were extended to three years from his retirement date.
Mr. Taiclet's outstanding PSU award agreements provided that upon his Qualified Retirement he would be entitled to receive the number of PSUs earned based on actual performance through the end of the performance period, prorated to reflect the portion of the performance period during which he was employed by the Company. However, per the applicable plan terms, because the retirement date of Mr. Taiclet occurred within six months of the March 2020 grant date, the 2020 PSU award was forfeited. The PSU awards granted in 2018 and 2019 are subject to proration and will be paid at the end of their respective performance periods. For a description of the actual performance related to the 2018 PSU award, see "Description of 2020 Equity Awards and 2018 PSU Award" below.
CEO Pay-for-Performance Alignment
The graph below demonstrates the alignment of stockholder value creation with CEO total annual compensation for 2020.

TOTAL STOCKHOLDER RETURN (TSR)	2020 CEO TOTAL COMPENSATION(1)

25%
20%
15%
10%
5%
0%
19%
14%
21%
15%
18%
14%
3 Year TSR
5 Year TSR
10 Year TSR
ATC
S&P 500

(1) The chart reflects target and actual total compensation paid to Mr. Bartlett for his performance in the 2020 fiscal year.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COVID-19 Considerations in Executive Compensation Programs
As with many companies, the recent COVID-19 pandemic caused maintenance and service constraints, ground construction and supply chain disruptions, and affected the ability to maintain liquidity and deploy network capital for certain of our tenants. Notwithstanding these challenges, we achieved strong financial performance and completed significant strategic initiatives in 2020. Accordingly, the Committee did not adjust the targets for any of our incentive awards to reflect COVID-19 related disruptions. The Committee determined that each of our NEOs exceeded their pre-established performance goals under our annual incentive program.
Highlights of 2020 Performance
During 2020, we:
•Increased our portfolio by acquiring approximately 3,000 communications sites, primarily in the United States, and commenced operations in Canada and Australia as part of our acquisition of InSite Wireless Group, LLC. We also added more communications sites to our portfolios in Latin America and Europe;
•Expanded our global footprint to 22 markets, including three new markets in Canada, Australia and Poland;
•Improved operational performance across our portfolio, exceeding targeted returns and growth on core assets; and
•Increased our financial flexibility and our ability to grow our business, while maintaining our long-term financial policies by issuing senior unsecured notes and redeeming near-term senior unsecured notes.
Our Performance Relative to Our Peers
For 2020, our 3-, 5- and 10-year TSR exceeded that of the S&P 500. We have generated a total return for our investors, including stock price appreciation and the reinvestment of dividends, of more than 400% since 2010, reflecting compound annual growth of about 18%, as compared to nearly 14% for the S&P 500 over the same period. This strong long-term TSR performance supports the Committee’s belief that our executive compensation structure rewards the creation of long-term stockholder value.
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders (dividends and share repurchases)(1)	Dividends (Growth)	Total Compound Annual Stockholder Return (year end 2020)(2)
$2B+	20%	18.6%	20.6%	17.8%
in 2020	compared to 2019	3-year	5-year	10-year

Available Liquidity	A Leading S&P 500 Company	Compound Annual Consolidated AFFO per Share Growth Since 2012(3)
$4.9B	$127B	13.6%
As of 12/31/2020	enterprise value as of 12/31/2020
(1)Includes the dividend paid in February 2021 to holders of record of our Common Stock as of the close of business on December 28, 2020.
(2)Includes reinvestment of dividends.
(3)Performance metric under the PSU program. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Investor Outreach
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.
Stockholder Engagement

Scheduled meetings in 2020 with stockholders

Regular engagement with stockholders on a broad range of topics
2020 Discussion Topics included: •Performance •Impact of COVID-19 Pandemic •Leadership Changes, Succession Planning and Board Refreshment	•Diversity, Equity and Inclusion •Environmental, Social and Governance Matters •Executive Compensation

Report to Board of Directors
Senior management regularly updates each committee on relevant topics highlighting items discussed and feedback received during stockholder outreach campaigns, as well as the outcome of the advisory vote results on executive compensation.

Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support of our executive compensation program, with over 97% of the votes cast for the approval of the “say-on-pay” proposal at our 2020 Annual Meeting of Stockholders and over 95% approval for this proposal in each of the last 3 years. Given stockholder response, we made no significant changes to our executive compensation program in 2020.

We regularly review our compensation program and continue to incorporate stockholder feedback to ensure we remain a leader in executive compensation best practices. We will continue with regular stockholder engagement activities to remain current on their perspectives firsthand.
Proposal 3 (page 75) gives our stockholders the opportunity to cast an advisory vote on our executive compensation program as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take those results into account when making future determinations concerning the executive compensation program and policies.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Governance and Best Practices
We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

AT AMERICAN TOWER WE DO…

We do tie a high ratio of our executives’ pay to performance.	We do weight incentives toward quantitative metrics.	We do use multiple performance metrics.
As described above in "Summary of Executive Compensation Program", 93% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.

Our annual performance incentive program is based solely on quantitative metrics relating to pre-established Company financial goals for all our executive officers except the CEO, for whom the program is also heavily weighted in favor of quantitative metrics (80%).
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.

We do require significant stock ownership.	We do subject incentive compensation to claw back provisions.	We do provide a consistent level of severance.
We maintain aggressive guidelines to reinforce the importance of stock ownership (6x the annual base salary for the CEO, 3x the annual base salary for the NEOs and 5x the annual retainer for Directors). This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.

The terms of our annual performance incentive awards and long-term, equity-based awards allow American Tower in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.

We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”

We do use an independent compensation consultant.	We do engage directly with our stockholders.
The Committee has engaged Meridian as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.	We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and respond to all inquiries in a timely manner.

AT AMERICAN TOWER WE DO NOT...

We do not permit hedging or pledging of American Tower securities.	We do not encourage excessive or inappropriate risk taking through our compensation program.	We do not reprice stock options or repurchase underwater stock options.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging of our securities, by all of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.

The Committee, together with its independent compensation consultant and management, conducts a regular risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.

Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.

We do not provide golden parachute tax gross-ups.	We do not provide excessive perquisites.	We do not provide uncapped incentive awards.
We do not provide excise tax gross-ups to our NEOs.	We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.	Our annual incentive awards cannot exceed 200% of the performance incentive target.

We do not provide single trigger acceleration of equity.
Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.”

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
PHILOSOPHY
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our compensation program is designed to:

Attract and retain top talent	Motivate and engage our executive officers	Drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy

Peer Group Review
The Committee believes it is important to understand the relevant market for executive talent to ensure the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data, compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—wireless communications and real estate—as a result there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets, unlike our real estate peers;
•We manage our business with a smaller senior management team than is typically found in the technology, wireless communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
Our peer group consists of companies in the wireless communications site leasing industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this group of companies provides a meaningful perspective of current pay practices and levels, as well as overall compensation trends. The peer group used for developing 2020 pay decisions consisted of the following 21 companies:

PEER GROUP FOR 2020 COMPENSATION DECISIONS

•Adobe Inc.	•Motorola Solutions, Inc.
•Booking Holdings Inc.	•NextEra Energy, Inc.
•Boston Properties, Inc.	•NVIDIA Corporation
•Broadcom Inc.	•Public Storage
•Crown Castle International Corp.	•Salesforce.com, Inc.
•Equinix, Inc.	•SBA Communications Corporation
•Equity Residential	•Simon Property Group, Inc.
•Fidelity National Information Services, Inc.	•Texas Instruments Incorporated
•Intuit Inc.	•Ventas, Inc.
•L3 Harris Technologies Inc.	•Welltower Inc
•MasterCard Incorporated

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

AMERICAN TOWER POSITIONING RELATIVE TO ITS PEER GROUP(1)

(1)Reflects amounts for fiscal year ended as of December 31, 2020.
Source: S&P Capital IQ
While our total revenues are substantially similar to the peer group median, our market capitalization is higher, which is attributable to the quality of our business model and sustained growth of the business that has created value for our stockholders over the long term.
Benchmarking Analyses. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group and the S&P 250. This data serves as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, each of whom has significant tenure at the Company and experience in a highly specialized and varied business, and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For the CEO, the Committee reviews his performance and contribution to the Company’s financial performance and evaluates whether the executive met his pre-established individual performance goals (outlined in “Review of 2020 CEO Individual Performance” below).
Actual compensation paid to each executive officer may be above or below target pay positioning based solely on actual Company performance, other than for the CEO, for whom actual compensation will be based on Company financial performance (80%) and individual performance (20%). Other factors which affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock-price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs places emphasis on their contributions to overall Company performance, rather than on their individual business or function. The Committee believes the NEOs share responsibility for supporting the goals and performance of the Company as a whole.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determination Process

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2020
Below we discuss the Committee’s key compensation decisions for 2020, which were made based on our compensation philosophy and with advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant” on page 51). Compensation determinations are influenced by our performance against external measures, including direct competitors, peer group companies and survey data. In evaluating Company performance, the Committee considered our overall financial results. For the 2020 fiscal year, based on our assessment of all the market data, the Committee has concluded that our NEOs' compensation in the aggregate is competitively positioned on a target total compensation basis.
The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.
BASE SALARY
In deciding the annual base salaries, the Committee considers benchmarking analyses to determine where the Company stands in relation to its peer group, competitive market data regarding executive compensation and factors relating to internal pay equity within the Company. The Company also takes into consideration notable unique factors which distinguish it from its peers, such as the smaller size of the senior management team relative to the size of the Company. We believe operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance. After considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
Based on review of competitive market data and internal pay equity considerations, the Committee decided to increase the base salaries for Messrs. DiSanto, Puech, Sharma and Vondran. In connection with their new positions, the Committee approved significant adjustments to the base salaries for Messrs. Bartlett and Smith, effective April 1, 2020.
BASE SALARIES (2019 AND 2020)

Name	2019 Base Salary	2020 Base Salary	Percent Change
Thomas A. Bartlett(1)	$789,495	$1,000,000	27%
Rodney M. Smith(2)	—	$575,000	N/A
Edmund DiSanto	$631,596	$656,860	4%
Olivier Puech(3)	—	$627,785	N/A
Amit Sharma	$633,489	$658,829	4%
Steven O. Vondran	$592,250	$627,785	6%
James D. Taiclet(4)	$1,100,000	$1,100,000	0%
(1)Mr. Bartlett was elected as President and Chief Executive Officer on March 16, 2020, and was paid a prorated amount to reflect his new base salary of $1,000,000, as of April 1, 2020.
(2)Mr. Smith first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided. He was elected as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020, and was paid a prorated amount to reflect his new base salary of $575,000, as of April 1, 2020.
(3)Mr. Puech first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided.
(4)Mr. Taiclet's employment at the Company ended on June 14, 2020, and, accordingly, he did not receive the full amount of his base salary for 2020.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
ANNUAL PERFORMANCE INCENTIVE AWARDS
At the beginning of each year, the CEO works with the Committee to set his individual goals, objectives and performance metrics for the year, as well as Company financial goals. As part of this process:
•The CEO reviews with the Board and Committee how short-term annual performance targets align with and support the strategic priorities and direction of the Company.
•Company financial goals, as well as the CEO’s individual goals, are reviewed by the Committee. As described below, 100% of each of our executive officer’s annual bonus opportunity is based on the Company’s achievement of pre-established financial goals, except for the CEO, who has 80% of his goals tied to achievement of such Company financial goals, and 20% tied to achievement of identified individual goals set at the beginning of the year. Individual performance goals are measured based on metrics unique to the CEO’s role and scope of responsibilities and are reviewed and approved by the Committee. The CEO’s individual performance goals are discussed below under “Review of 2020 CEO Individual Performance.”
The annual incentive plan design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA(1) were more challenging than its peers, and that the Company’s revenue and Adjusted EBITDA(1) goals to earn a maximum payout were more stringent than its peers, further demonstrating that the Company sets rigorous financial goals for its incentive plans.
The target award opportunities (as a percentage of base salary) are also established at the beginning of the year, based on the market competitive benchmarking analyses. The Committee determines goals for each performance measure based on input from our CEO and by considering prior year achieved performance. The Committee determines actual incentive payouts after assessing Company performance for all NEOs, as well as individual performance for the CEO, relative to pre-established goals.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
FINANCIAL GOALS AND PERFORMANCE
We use the Stand and Deliver strategic priorities, as outlined above in the Executive Summary, to measure the success of the Company, and these priorities are directly linked to the metrics used by the Company to measure financial performance. Two specific Company financial measures were used to determine the executives’ annual incentive awards: Total property revenue(1) and Adjusted EBITDA.(2) We use these measurements because they provide a balanced indication of the Company's performance by being based firmly within the core business of the Company and are metrics considered in our short- and long-term growth strategy. These financial measures also complement creation of stockholder value, and we believe making Company financial performance a shared objective between the executives and stockholders encourages alignment and teamwork.

ANNUAL INCENTIVE AWARD METRICS AND WEIGHTINGS
CEO	Other NEOs

PAYOUTS BASED ON PERFORMANCE LEVELS

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
We use the initial Company budget, which is set at the beginning of the fiscal year, to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1). Pass-through revenue is primarily based on ground rent and/or power and fuel expense tenant reimbursements. As a result, our total property revenue, including pass-through revenue, in any given period may fluctuate in a way that is not necessarily representative of the Company’s real estate business or the underlying trends in that business.
Consequently, we adjust total property revenue to exclude pass-through revenue from the goal setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions that close during the year.
In addition, we consider the prior year’s actual results in our annual goal setting process to (i) ensure the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent year. Accordingly, the 2020 target levels for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1) increased by approximately 4.6% and 4.7%, respectively, from the 2019 financial results, evidencing rigorous goals that cannot be achieved without superior performance.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following table sets forth the targets, as adjusted, for each goal, as well as the performance achieved.
2020 COMPANY FINANCIAL GOALS ($ IN BILLIONS)

Weighting
CEO	NEOs	Metrics	Below Threshold 0%	Threshold 50%	Target(1) 100%	Maximum 200%
30%	40%	Total Property Revenue(2)
50%	60%	Adjusted EBITDA(3)
(1)Target adjusted to reflect fluctuations in foreign currency exchange rates and material acquisitions that have closed during 2020.
(2)2020 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(3)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(4)On February 25, 2021, we issued a press release reporting our actual results for 2020.
As indicated in the table above, the Company exceeded target for each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these financial goals is outlined in the tables below.
2020 FINANCIAL GOALS FOR THE NEOs (EXCLUDING THE CEO)

	Weighting	Achievement	Weighted Achievement
Total Property Revenue(1)	40%	143%	156%
Adjusted EBITDA(2)	60%	164%
(1)2020 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2020 FINANCIAL AND INDIVIDUAL PERFORMANCE GOALS FOR THE CEO

	Weighting	Achievement	Weighted Achievement
2020 Financial Goals
Total Property Revenue(1)	30%	143%	125%
Adjusted EBITDA(2)	50%	164%
2020 Individual Performance Goals(3)	20%	200%	40%
(1)2020 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(3)Individual goals for 2020 are described in more detail below. In making these determinations, the Committee reflected on Mr. Bartlett's leadership amidst a global pandemic, his strategic vision and leadership and his performance against goals in a complex domestic and international space.
REVIEW OF 2020 CEO INDIVIDUAL PERFORMANCE
The Committee assessed Mr. Bartlett's individual achievements during the year against the following four pillars of the Company’s Stand and Deliver strategy:

PILLAR	METRICS MEASURED BY COMMITTEE	CEO PERFORMANCE ACHIEVEMENTS

Lead wireless connectivity around the globe	•Advance the Company's position as a global leader in the industry •Expand business relationships with existing and potential tenants and partners	✓	Expanded leadership roles with NGOs, trade and industry associations
		✓	Enhanced relationships with key tenants to drive business initiatives and pursue potential partnership opportunities
		✓	Secured a new long-term agreement with T-Mobile to drive significant value for both parties over its nearly 15-year term

Innovate for a mobile future

•Explore broader opportunities to elevate and extend the Company's growth in shared communications infrastructure
•Participate in development/testing of new technologies and energy alternatives
•Drive pursuit and assessment of U.S. and global expansion initiatives in connectivity and advanced tenant services
		✓	Advanced shared generator program in U.S. and build to suit project in India
		✓	Advanced power and fuel program in Africa and India by deploying lithium-ion battery and new solar technology, thereby reducing diesel fuel consumption and generator run time
		✓	Determined platform expansion initiatives to pursue and implemented an efficient governance model based on return on investment criteria

Drive efficiency throughout the industry	•Meet targeted profitability and cost savings goals •Develop and apply intellectual and organizational capital to maximize performance of asset base	✓
Oversaw efficiency initiatives to maximize financial performance of our asset base as evidenced by exceeding targets for Adjusted EBITDA(1), Selling, General, Administrative and Development Expense, IT costs and tax benefits

		✓	Executed record level of refinancings to generate over $100 million of interest expense savings on an annualized basis

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

Grow our assets and capabilities to meet customer needs
•Pursue attractive acquisitions in existing and select new markets within a disciplined capital allocation program
•Execute effective CEO transition process and ensure successful business continuity programs through pandemic

	✓	Guided investment committee through acquisition initiatives to drive long-term results, including entry into three new markets: Canada, Australia and Poland
	✓	Completed CEO transition process, onboarded new CFO and new director, and implemented significant diversity, equity and inclusion initiatives, including creation of a CEO Advisory Council
	✓	Implemented global COVID-19 response business continuity process, including enabling workforce to work from home leveraging significant new IT and logistical initiatives

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following table sets forth the target award opportunities and actual incentives paid to our NEOs for the 2020 fiscal year and compares them to the target awards and actual incentive payments for the prior fiscal year. The Committee did not exercise any discretion in setting final bonus payout amounts.
BONUS TARGETS AND PAYOUTS (2019 AND 2020)

	Target Annual Incentive Award			Actual Annual Incentive Awards
Name	Year	Target Bonus (%)	Amount ($)	% Achievement of Target Bonus	Amount ($)	Percentage Change
Thomas A. Bartlett(1)	2019	100%	$789,495	174%	$1,374,511
	2020	150%	$1,500,000	165%	$2,210,720	61%
Rodney M. Smith(2)	2019	—	—	—	—
	2020	100%	$575,000	156%	$760,665	N/A
Edmund DiSanto	2019	100%	$631,596	174%	$1,099,609
	2020	100%	$656,860	156%	$1,024,702	(7)%
Olivier Puech(3)	2019	—	—	—	—
	2020	100%	$627,785	156%	$979,345	N/A
Amit Sharma	2019	100%	$633,489	174%	$1,102,905
	2020	100%	$658,829	156%	$1,027,773	(7)%
Steven O. Vondran	2019	100%	$592,250	174%	$1,031,107
	2020	100%	$627,785	156%	$979,345	(5)%
James D. Taiclet(4)	2019	150%	$1,650,000	180%	$2,961,750
	2020	150%	$1,650,000	145%	$1,086,195	(63)%
(1)Mr. Bartlett served as Executive Vice President and Chief Financial Officer during the year ended December 31, 2019 through March 15, 2020. He was elected as President and Chief Executive Officer on March 16, 2020. The 2020 amounts reflect the change in his base salary and bonus payable due to his new position and revised annual incentive targets as of April 1, 2020.
(2)Mr. Smith first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided. He was elected as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020. The 2020 amounts reflect the change in his base salary and bonus payable due to his new position and revised annual incentive targets as of April 1, 2020.
(3)Mr. Puech first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided.
(4)Mr. Taiclet retired from the Company on June 14, 2020, and, accordingly, he received less than the full amount of his base salary. As a result, while he achieved 145% of his target bonus award, the bonus payout was based on the actual salary received.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
EQUITY-BASED INCENTIVE AWARDS FOR 2020
Our Approach for 2020
Our long-term lease arrangements with our tenants and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, mergers and acquisitions, long-term contract negotiations with major tenants, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
For these reasons, a substantial majority of our NEOs' targeted compensation is in the form of long-term incentives. We believe granting meaningful levels of equity-based awards encourages our NEOs to focus on the achievement of long-term results, which drives stockholder value. In addition, these grants help us to retain highly experienced executives and sustain long-term Company performance.
For 2020, the Committee determined each NEOs' target value of long-term incentive awards and the allocation of the target value between RSUs and PSUs. In making this determination, the Committee considered the overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly more challenging annual business plan as the prior year’s objectives are achieved, the experience needed and competitive market data. With the exception of the promotional equity grants as discussed in more detail below, annual equity grants to our executive officers were awarded at the same time as our annual employee grant on March 10, 2020.
LONG-TERM INCENTIVE AWARD WEIGHTINGS

CEO(1)	Other NEOs

(1)Mr. Bartlett's promotional equity grant was allocated 70% to PSUs and 30% to RSUs, excluding his special RSU equity grant discussed below.
In light of the new roles of Messrs. Bartlett and Smith and the desire to ensure stability and continuity with the sudden retirement of Mr. Taiclet, and after a comprehensive review of benchmarking data for these positions, the Committee deemed it reasonable to approve promotion equity grants of $4.3 million and $1.9 million, respectively. Mr. Bartlett's award was allocated 70% to PSUs and 30% to RSUs, and Mr. Smith's award was allocated 60% to PSUs and 40% to RSUs. As an additional mechanism to secure CEO leadership, the Committee approved a special RSU equity grant to Mr. Bartlett of $2.0 million with terms that require him to forfeit the stock if he retires before the end of the three-year vesting period.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following table sets forth the target value of 2020 equity awards granted to the NEOs in 2020. In addition to consideration of the new roles of Messrs. Bartlett and Smith, the Committee determined it was appropriate to increase the 2020 award values among the other current executives, taking into account the size of the equity grants in 2019, market data and the team’s collaborative effort to achieve the Company’s high-performance results. We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
EQUITY-BASED AWARD VALUES (2019 AND 2020)

Name	2019 Target Equity Value	2020 Target Equity Value	Percent Change (2020 over 2019)
Thomas A. Bartlett(1)	$4,750,000	$11,500,000	142%
Rodney M. Smith(2)	—	$2,850,000	N/A
Edmund DiSanto	$4,500,000	$4,800,000	7%
Olivier Puech(3)	—	$3,500,000	N/A
Amit Sharma	$4,250,000	$4,600,000	8%
Steven O. Vondran	$2,800,000	$3,500,000	25%
James. D. Taiclet(4)	$14,000,000	$14,000,000	0%
(1)Mr. Bartlett served as Executive Vice President and Chief Financial Officer during the year ended December 31, 2019 through March 15, 2020. He was elected as President and Chief Executive Officer on March 16, 2020, and his 2020 equity value reflects the promotion-based equity grant awards granted in May 2020 in addition to his equity award granted in March 2020. His 2020 equity awards included $11.5 million in value of which $5.2 million was 60% allocated to PSUs and 40% to RSUs, in connection with his role as CFO, and $4.3 million of which was 70% allocated to PSUs and 30% to RSUs, in connection with his role as CEO, with similar vesting terms as noted below, and a $2.0 million special RSU award with 100% vesting at the end of three years. This special RSU award is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period.
(2)Mr. Smith first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided. He was elected as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020, and his 2020 equity value reflects the promotion-based equity grant award granted in May 2020 in addition to his equity award granted in March 2020.
(3)Mr. Puech first qualified to be a NEO in the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided.
(4)Mr. Taiclet forfeited his 2020 PSU grant and the 2019 PSU grant will vest based on actual performance through the end of the performance period, with a prorated payout to reflect the performance period during which Mr. Taiclet was employed by the Company. The vesting of his 2019 and 2020 RSU grants was accelerated upon his Qualified Retirement as defined under the award agreements.
DESCRIPTION OF 2020 EQUITY AWARDS AND 2018 PSU AWARD
2020 RSUs
Each 2020 RSU grant (with the exception of Mr. Bartlett's special RSU grant) vests 25% annually over four years, commencing one year from the date of grant. On each vesting date, the number of RSUs that then vest will be paid in a like number of shares. Certain circumstances trigger accelerated vesting of outstanding RSUs.
2020 PSUs
Each 2020 PSU grant is earned over a three-year performance period ending on December 31, 2022, to the extent achieved performance meets the performance goals that were set at the beginning of the performance period. The performance goals for the 2020 PSUs are cumulative Consolidated AFFO per Share(1) and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance. As outlined below, the actual number of vested PSUs is based on the performance levels against these target goals as determined by the Committee at the end of the performance period.
2018 PSUs
For the PSU awards granted in March 2018 (2018 PSU Award), the Committee set the following three-year target performance goals with respect to cumulative Consolidated AFFO per Share(1) and average ROIC(1): (i) $23.57 and (ii) 10.2%, respectively. In February 2021, the Committee determined that the Company outperformed the target performance goals for both performance measures by 123% and 156%, respectively. Based on achieved performance, the table below shows the number of 2018 PSU awards earned by each eligible NEO.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

Name	2018 PSU Award Granted	% of Target 2018 PSU Award Earned	Total Number of PSU Shares Vested
Thomas A. Bartlett	17,784	133%	23,653
Rodney M. Smith(1)	—	—	—
Edmund DiSanto	16,750	133%	22,278
Olivier Puech(2)	—	—	—
Amit Sharma	15,716	133%	20,903
Steven O. Vondran(3)	—	—	—
James D. Taiclet(4)	45,493	133%	48,742
(1)Mr. Smith did not become an executive officer until March 2020, and therefore was not eligible to receive the 2018 PSU Award.
(2)Mr. Puech did not become an executive officer until October 2018, and therefore was not eligible to receive the 2018 PSU Award.
(3)Mr. Vondran did not become an executive officer until August 2018, and therefore,was not eligible to receive the 2018 PSU Award.
(4)The 2018 PSU Award for Mr. Taiclet is prorated to reflect the performance period during which he was employed by the Company.

CUMULATIVE CONSOLIDATED AFFO PER SHARE (70%)(1)	AVERAGE ROIC (30%)(1)

200%
160%
120%
80%
40%
0%
Payout
$27.11
Actual: $24.38
Payout: 123%
$23.57
$21.21
$0
Below Threshold
Threshold
Target
Maximum
Performance

200%
160%
120%
80%
40%
0%
Payout
11.22%
Actual: 10.8%
Payout: 156%
10.20%
8.16%
0%
Below Threshold
Threshold
Target
Maximum
Performance

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Information on acceleration of equity awards upon certain triggering events is described in “Employment and Severance Arrangements” on page 62.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
ROLE OF THE COMPENSATION CONSULTANT
The Committee retained Meridian as its compensation consultant. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2020, Meridian attended all Committee meetings in person or virtually, including executive sessions as requested, and consulted frequently with the Chairperson of the Committee between meetings.
As part of its work in 2020, Meridian assisted the Committee with determining our custom peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, review of COVID-19 implications on compensation, financial performance analysis, dilution analysis and realizable pay for performance analysis. Meridian also advised the Committee on the retirement terms for Mr. Taiclet, succession planning compensation considerations and the design of the annual and long-term incentive programs, including conducting a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services it provides to the Committee, Meridian does not provide services to and receives no additional compensation from the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with an executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.
EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executive officers are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the executive officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Employment and Severance Arrangements” on page 62.
As previously disclosed, in July 2018, the Committee approved a form of award agreement for grants of PSUs to employees, other than the CEO (the PSU Award Agreement), pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The PSU Award Agreement provides for either a full or pro-rata payout of PSUs earned based on the Company’s performance after the scheduled vesting date of the PSUs in the event of a “Separation Event” or “Qualified Retirement” (each as defined in the PSU Award Agreement) subject to certain conditions being met. In April 2020, in consideration of Mr. Bartlett's transition from his previously held role as CFO and to prevent any adverse impact on the retirement treatment of PSU awards granted in connection with his performance in that role, the Committee approved a revised form of PSU Award Agreement to include the CEO. Prior to this revision, the CEO was excluded from the full payout of PSUs earned in the event of a Separation Event or Qualified Retirement. Pursuant to the revised PSU Award Agreement, the Committee confirmed that the vesting of Mr. Bartlett’s outstanding grants of PSUs would not be subject to any change and future grants will be consistent with the vesting terms applicable to all the other PSU plan participants.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
RISK ASSESSMENT
The Committee regularly assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
•the timing of prospective payments;
•the inclusion of certain windfall or claw back provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
The Committee concluded that the current compensation arrangements are consistent with current market practices and that there are no problematic pay practices. The Committee noted mitigation strategies to avoid excessive risk taking and the need to continue monitoring key factors driving incentive design decisions.
STOCK OWNERSHIP GUIDELINES
We believe holding shares of our Common Stock, RSUs, PSUs and options to purchase our Common Stock closely aligns the interests of our executive officers and Directors with those of our stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors, so that they may share in the risks and rewards of our stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of the base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

Multiple of Annual Base Salary
CEO
Executive Officers directly reporting to the CEO
Directors

In determining compliance with these guidelines, in addition to actual shares held, we count unvested RSUs, unvested PSUs at target and the in-the-money value of vested options.
All of our NEOs employed as of December 31, 2020 were in compliance with our stock ownership guidelines:

Name	Stock Ownership Guideline	Ownership as of December 31, 2020(1)
Thomas A. Bartlett	6x Base Salary	59x	Base Salary
Rodney M. Smith	3x Base Salary	57x	Base Salary
Edmund DiSanto	3x Base Salary	124x	Base Salary
Olivier Puech	3x Base Salary	13x	Base Salary
Amit Sharma	3x Base Salary	174x	Base Salary
Steven O. Vondran	3x Base Salary	26x	Base Salary
(1)Based on a per share price of $224.46, the closing price of our Common Stock on December 31, 2020.
For additional information on our stock ownership guidelines, see above under “Corporate Governance—Stock Ownership Guidelines.”
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities, and prohibits hedging transactions, short selling or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
CLAW BACK POLICY
The terms of our annual performance incentive awards and long-term, equity-based awards allow the Company to claw back cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if: (1) the executive officer engaged in conduct while an employee that would have justified termination for cause; (2) the executive officer violates any applicable confidentiality or non-competition agreement; (3) upon determination that a claw back is appropriate in the event of restatement of the Company’s financial statements; or (4) as required by law.
OTHER BENEFITS
We do not believe in providing excessive perquisites to our executive officers, who participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 55, perquisites to executive officers include an annual car allowance and reimbursement for related auto insurance premiums and amounts for parking at our corporate offices in Boston, a benefit we also provide to a number of other corporate employees.
Under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at our request. Accordingly, in addition to the general perquisites for executive officers, Mr. Sharma is an expatriate from the United States who works in India, and he receives housing and certain other allowances, tax equalization, a driver, fuel, security, utilities and other tax support. The amount of Mr. Sharma’s expatriate benefits is shown in the Summary Compensation Table and is consistent with packages typically offered to expatriated employees at global companies.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). As amended in December 2017 by the Tax Cuts and Jobs Act of 2017 (Tax Act), under Section 162(m), a public company cannot deduct compensation in excess of $1 million paid in any year to its chief executive officer, chief financial officer and the three other most highly compensated officers. Historically, qualified “performance based compensation” was not subject to this $1 million limitation, but this exception was removed as part of the Tax Act. In designing our compensation programs and in making awards to our executive officers, the Committee has been mindful of whether compensation would be deductible, but has always retained the flexibility to award compensation that was not deductible in order to meet the objectives of our compensation philosophy.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2020 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2021 Annual Meeting of Stockholders.
By the Compensation Committee of the Board of Directors of American Tower Corporation.
COMPENSATION COMMITTEE
Craig Macnab, Chairperson
Gustavo Lara Cantu
Raymond P. Dolan
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
Executive Compensation
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2020, 2019 and 2018.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Thomas A. Bartlett(4) President and Chief Executive Officer	2020	$955,448	$11,500,732	$2,210,720	$34,404	$14,701,304
	2019	$789,495	$4,750,280	$1,374,511	$34,969	$6,949,255
	2018	$766,500	$4,300,171	$1,019,445	$33,415	$6,119,531
Rodney M. Smith(5) Executive Vice President, Chief Financial Officer and Treasurer	2020	$532,026	$2,850,291	$760,665	$29,119	$4,172,101
	2019	—	—	—	—	—
	2018	—	—	—	—	—
Edmund DiSanto Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2020	$656,860	$4,800,337	$1,024,702	$31,887	$6,513,786
	2019	$631,596	$4,500,129	$1,099,609	$33,880	$6,265,214
	2018	$613,200	$4,050,198	$815,556	$33,146	$5,512,100
Olivier Puech(6) Executive Vice President and President, Latin America and EMEA	2020	$627,785	$3,500,266	$979,345	$33,984	$5,141,380
	2019	—	—	—	—	—
	2018	—	—	—	—	—
Amit Sharma Executive Vice President and President, Asia	2020	$658,829	$4,600,364	$1,027,773	$1,381,052	$7,668,018
	2019	$633,489	$4,250,163	$1,102,905	$697,734	$6,684,291
	2018	$615,038	$3,800,080	$818,001	$905,524	$6,138,643
Steven O. Vondran(7) Executive Vice President and President, U.S. Tower Division	2020	$627,785	$3,500,266	$979,345	$32,387	$5,139,783
	2019	$592,250	$2,800,175	$1,031,107	$32,215	$4,455,747
	2018	—	—	—	—	—
James D. Taiclet(8) Former Chairman of the Board, President and Chief Executive Officer	2020	$624,023	$14,000,333	$1,086,195	$24,759	$15,735,310
	2019	$1,100,000	$14,000,318	$2,961,750	$33,220	$18,095,288
	2018	$1,100,000	$11,000,256	$2,173,600	$34,080	$14,307,936
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to our 2007 Equity Incentive Plan. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2020	Granted in 2019	Granted in 2018
Thomas A. Bartlett(4)	$12,260,491	$5,700,336	$5,160,205
Rodney M. Smith(5)	$2,220,216	—	—
Edmund DiSanto	$5,760,209	$5,400,006	$4,860,180
Olivier Puech(6)	$4,200,417	—	—
Amit Sharma	$5,520,241	$5,100,047	4,560,155
Steven O. Vondran(7)	$4,200,417	$3,360,284	—
James D. Taiclet(8)	$19,600,320	$19,600,297	$13,200,249
(2)The amounts in column (g) reflect, for the year ended December 31, 2020, cash payments made in 2021 with respect to annual performance incentive awards for services performed in 2020; for the year ended December 31, 2019, cash payments made in 2020 with respect to annual performance incentive awards for services performed in 2019; and for the year ended December 31, 2018, cash payments made in 2019 with respect to annual performance incentive awards for services performed in 2018. The cash payments with respect to annual performance incentive awards made in 2021 for Messrs. Bartlett and Smith were a blended calculation based on their respective former position and base salary and the new position and base salary.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
(3)Details about the amounts in column (i) for 2020 are set forth in the table below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Ex-Pat(c)	Other(d)	Total
Thomas A. Bartlett	$14,250	$16,743	—	$3,411	$34,404
Rodney M. Smith	$14,251	$12,572	—	$2,296	$29,119
Edmund DiSanto	$14,250	$15,342	—	$2,295	$31,887
Olivier Puech	$14,250	$16,873	—	$2,861	$33,984
Amit Sharma	$14,200	$3,335	$511,379	$852,138	$1,381,052
Steven O. Vondran	$14,619	$15,722	—	$2,046	$32,387
James D. Taiclet	$14,250	$8,735	—	$1,774	$24,759
(a)Includes matching contributions pursuant to our 401(k) plan.
(b)Executive officers who are not on expatriate assignment are entitled to an annual car allowance of up to $12,462 and additional amounts related to auto insurance premiums. Mr. Taiclet retired from the Company as of June 14, 2020, and therefore did not receive his full annual car allowance. Except for Messrs. Puech and Sharma, these amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office.
(c)Includes certain benefits related to Mr. Sharma’s status as an expatriate, including a tax equalization payment ($207,129), contributions to an India-designated retirement fund ($157,157), a housing allowance ($119,340), a driver, fuel, security, utilities and tax preparation. For more information regarding these benefits to Mr. Sharma, see “Employment and Severance Arrangements” on page 62. Payments made to Mr. Sharma are converted from Indian rupees to U.S. dollars at the average foreign exchange rate for the month in which payments are made.
(d)Mr. Sharma received an aggregate of $852,138 in gross payments on taxes owed with respect to allowances or other personal benefits, as a result of his status as an expatriate. The amount for Mr. Sharma excludes a net amount of approximately $0.9 million for estimated foreign tax payments made on his behalf related to his international assignment. Pursuant to the Company’s tax equalization process, this amount will be finally determined upon completion of his tax return and will be reconciled against the amount previously withheld by Mr. Sharma. Any actual benefits received by Mr. Sharma will be disclosed in a subsequent proxy statement, to the extent required. Payments made to Mr. Sharma are converted from Indian rupees to U.S. dollars at the average foreign exchange rate for the month in which payments are made.
(4)Mr. Bartlett served as Executive Vice President and Chief Financial Officer through March 15, 2020. He was elected as President and Chief Executive Officer on March 16, 2020. He therefore received a blended salary and bonus amount, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
(5)Mr. Smith was not a NEO prior to the 2020 fiscal year and, accordingly, compensation information in prior years is not provided. He was elected as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020. He therefore received a blended salary and bonus amount, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
(6)Mr. Puech was not a NEO prior to the 2020 fiscal year and, accordingly, compensation information in prior years is not provided.
(7)Mr. Vondran was not a NEO prior to the 2019 fiscal year and, accordingly, compensation information in 2018 is not provided.
(8)Mr. Taiclet retired from the Company as of June 14, 2020 and, accordingly, he did not receive the full amount of his base salary for 2020. Mr. Taiclet's base salary includes payment of accrued flextime hours. As a result of his retirement, Mr. Taiclet forfeited his 2020 PSU grant and his 2018 and 2019 PSU grants vest based on actual performance through the end of the performance period, with a prorated payout to reflect the performance period during which he was employed by the Company. Assuming maximum performance levels are achieved, the aggregate grant date fair value of the prorated 2018 and 2019 PSUs would be $10,633,784 and $9,255,778, respectively.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
GRANTS OF PLAN-BASED AWARDS FOR 2020
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2020.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas A. Bartlett
Annual incentive awards			$750,000	$1,500,000	$3,000,000
RSUs	3/10/2020	2/25/2020							8,530	$2,080,211
RSUs	5/1/2020	4/11/2020							14,049	$3,290,276
PSUs	3/10/2020	2/25/2020				6,397	12,794	25,588		$3,120,073
PSUs	5/1/2020	4/11/2020				6,427	12,853	25,706		$3,010,173
Rodney M. Smith
Annual incentive awards			$287,500	$575,000	$1,150,000
RSUs	3/10/2020	2/19/2020							4,101	$1,000,111
RSUs	5/1/2020	4/11/2020							3,160	$740,072
PSUs	5/1/2020	4/11/2020				2,370	4,740	9,480		$1,110,108
Edmund DiSanto
Annual incentive awards			$328,430	$656,860	$1,313,720
RSUs	3/10/2020	2/25/2020							7,874	$1,920,232
PSUs	3/10/2020	2/25/2020				5,905	11,810	23,620		$2,880,105
Olivier Puech
Annual incentive awards			$313,893	$627,785	$1,255,570
RSUs	3/10/2020	2/25/2020							5,741	$1,400,058
PSUs	3/10/2020	2/25/2020				4,306	8,612	17,224		$2,100,208
Amit Sharma
Annual incentive awards			$329,415	$658,829	$1,317,658
RSUs	3/10/2020	2/25/2020							7,546	$1,840,243
PSUs	3/10/2020	2/25/2020				5,659	11,318	22,636		$2,760,121
Steven O. Vondran
Annual incentive awards			$313,893	$627,785	$1,255,570
RSUs	3/10/2020	2/25/2020							5,741	$1,400,058
PSUs	3/10/2020	2/25/2020				4,306	8,612	17,224		$2,100,208
James D. Taiclet(5)
Annual incentive awards			$825,000	$1,650,000	$3,300,000
RSUs	3/10/2020	2/25/2020							17,223	$4,200,173
PSUs	3/10/2020	2/25/2020				20,093	40,186	80,372		$9,800,160
(1)For 2020, the bonus target for Messrs. Bartlett and Taiclet was 150% of base salary and for each of Messrs. Smith, DiSanto, Puech, Sharma and Vondran was 100% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see above under the caption “Compensation Determinations for 2020—Annual Performance Incentive Awards” in our Compensation Discussion and Analysis included in this Proxy Statement.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation
(2)PSUs granted under the 2007 Equity Incentive Plan.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 10, 2021, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Bartlett, Smith, DiSanto, Puech and Vondran RSUs and PSUs pursuant to the 2007 Equity Incentive Plan, in the amounts set forth below based on their performance for 2020 and expected future contributions to the Company. Mr. Sharma was not eligible for a grant because he resigned from his role as Executive Vice President and President, Asia, effective February 28, 2021. In determining the size of these awards, the Committee established a targeted award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Bartlett, whose target award value was 30% to RSUs and 70% to PSUs.

Name	RSUs	PSUs	Grant Date Fair Value Per Share
Thomas A. Bartlett	$3,600,000	$8,400,000	$204.42
Rodney M. Smith	$1,300,000	$1,950,000	$204.42
Edmund DiSanto	$2,320,000	$3,480,000	$204.42
Olivier Puech	$1,680,000	$2,520,000	$204.42
Steven O. Vondran	$1,680,000	$2,520,000	$204.42
RSU awards vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms under the death, disability and retirement benefits program.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2020. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the applicable grant dates. All PSUs are valued assuming the target number of shares in column (g).
(5)As a result of his retirement on June 14, 2020, Mr. Taiclet forfeited his 2020 PSU grant.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2020, 2019 and 2018, as summarized in the Summary Compensation Table, is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Employment and Severance Arrangements.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2020” in the Compensation Discussion and Analysis.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2020
The following table sets forth information relating to stock options, RSUs and PSUs outstanding as of December 31, 2020 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Thomas A. Bartlett	30,401	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/10/2017	3,521	$790,324	—	—
	—	—	—	—	3/12/2018	5,928	$1,330,599	—	—
	—	—	—	—	3/11/2019	7,696	$1,727,444	—	—
	—	—	—	—	3/10/2020	8,530	$1,914,644	—	—
	—	—	—	—	5/1/2020	5,509	$1,236,550	—	—
	—	—	—	—	5/1/2020	8,540	$1,916,888	—	—
	—	—	—	—	3/12/2018	23,653	$5,309,152	—	—
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
	—	—	—	—	3/11/2019	—	—	7,697	$1,727,669
	—	—	—	—	3/10/2020	—	—	6,397	$1,435,871
	—	—	—	—	5/1/2020	—	—	6,427	$1,442,604
Rodney M. Smith	17,232	—	$62.00	3/12/2022	—	—	—	—	—
	3,956	—	$71.07	10/1/2022	—	—	—	—	—
	25,389	—	$76.90	3/11/2023	—	—	—	—	—
	33,019	—	$81.18	3/10/2024	—	—	—	—	—
	33,135	—	$94.57	3/10/2025	—	—	—	—	—
	34,341	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/10/2017	2,201	$494,036	—	—
	—	—	—	—	3/12/2018	3,446	$773,489	—	—
	—	—	—	—	3/11/2019	4,050	$909,063	—	—
	—	—	—	—	3/10/2020	4,101	$920,510	—	—
	—	—	—	—	5/1/2020	3,160	$709,294	—	—
	—	—	—	—	5/1/2020	—	—	2,370	$531,970
Edmund DiSanto	35,000	—	$76.90	3/11/2023	—	—	—	—	—
	101,079	—	$81.18	3/10/2024	—	—	—	—	—
	114,977	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/10/2017	3,301	$740,942	—	—
	—	—	—	—	3/12/2018	5,583	$1,253,160	—	—
	—	—	—	—	3/11/2019	7,291	$1,636,538	—	—
	—	—	—	—	3/10/2020	7,874	$1,767,398	—	—
	—	—	—	—	3/12/2018	22,278	$5,000,520	—	—
	—	—	—	—	3/11/2019	—	—	7,291	$1,636,538
	—	—	—	—	3/10/2020	—	—	5,905	$1,325,436
Olivier Puech	—	—	—	—	3/10/2017	2,201	$494,036	—	—
	—	—	—	—	3/12/2018	3,791	$850,928	—	—
	—	—	—	—	1/2/2019	1,316	$295,389	—	—
	—	—	—	—	3/11/2019	4,536	$1,018,151	—	—
	—	—	—	—	3/10/2020	5,741	$1,288,625	—	—
	—	—	—	—	3/11/2019	—	—	4,537	$1,018,375
	—	—	—	—	3/10/2020	—	—	4,306	$966,525
Amit Sharma	63,183	—	$62.00	3/12/2022	—	—	—	—	—
	64,767	—	$76.90	3/11/2023	—	—	—	—	—
	90,971	—	$81.18	3/10/2024	—	—	—	—	—
	101,061	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/10/2017	3,081	$691,561	—	—
	—	—	—	—	3/12/2018	5,238	$1,175,721	—	—
	—	—	—	—	3/11/2019	6,886	$1,545,632	—	—
	—	—	—	—	3/10/2020	7,546	$1,693,775	—	—
	—	—	—	—	3/12/2018	20,903	$4,691,887	—	—
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
	—	—	—	—	3/11/2019	—	—	6,886	$1,545,632
	—	—	—	—	3/10/2020	—	—	5,659	$1,270,219
Steven O. Vondran	3,265	—	$81.18	3/10/2024	—	—	—	—	—
	21,537	—	$94.57	3/10/2025	—	—	—	—	—
	33,482	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/10/2017	2,421	$543,418	—	—
	—	—	—	—	3/12/2018	3,791	$850,928	—	—
	—	—	—	—	9/4/2018	928	$208,299	—	—
	—	—	—	—	3/11/2019	4,536	$1,018,151	—	—
	—	—	—	—	3/10/2020	5,741	$1,288,625	—	—
	—	—	—	—	3/11/2019	—	—	4,537	$1,018,375
	—	—	—	—	3/10/2020	—	—	4,306	$966,525
James D. Taiclet(6)	298,211	—	$94.57	6/14/2023	—	—	—	—	—
	—	—	—	—	3/12/2018	48,742	$10,940,629	—	—
	—	—	—	—	3/11/2019	—	—	12,497	$2,805,077
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
(3)Each of the unvested RSUs vests in 25% cumulative annual increments commencing one year from the date of grant (with the exception of the special RSU award granted to Mr. Bartlett on May 1, 2020), subject to earlier vesting under the death, disability and retirement benefits program. Mr. Bartlett's $2.0 million special RSU award vests in full at the end of three years, is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period. All then-outstanding unvested RSUs for Mr. Taiclet vested upon his Qualified Retirement, as defined under the award agreements, on June 14, 2020, and have a deferred release date of January 1, 2021.
(4)The market value of the RSU and PSU awards was determined using a stock price of $224.46, which was the closing price of our Common Stock on the NYSE on December 31, 2020. PSU awards granted in 2018 are reflected at a 133% payout performance level and the PSU awards granted in 2019 and 2020 are reflected at a threshold 50% payout performance level.
(5)Each grant of unvested PSUs vests at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 12, 2021, the 2018 PSU Awards vested. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

Name	PSUs
Thomas A. Bartlett	23,653
Rodney M. Smith(1)	—
Edmund DiSanto	22,278
Olivier Puech(2)	—
Amit Sharma	20,903
Steven O. Vondran(3)	—
James D. Taiclet(4)	48,742
(1)Mr. Smith did not become an executive officer until March 2020, and therefore, was not eligible to receive the 2018 PSU Award.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio
(2)Mr. Puech did not become an executive officer until October 2018, and therefore, was not eligible to receive the 2018 PSU Award.
(3)Mr. Vondran did not become an executive officer until August 2018, and therefore, was not eligible to receive the 2018 PSU Award.
(4)The 2018 PSU Award for Mr. Taiclet is prorated to reflect the performance period during which he was employed by the Company.
(6) Mr. Taiclet retired from the Company as of June 14, 2020. As a result of his retirement, Mr. Taiclet forfeited his 2020 PSU grant.
OPTION EXERCISES AND STOCK VESTED FOR 2020
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2020 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Thomas A. Bartlett	—	$—	51,597	$12,477,629
Rodney M. Smith	16,073	$3,228,744	6,595	$1,548,635
Edmund DiSanto	—	$—	48,442	$11,714,179
Olivier Puech	8,156	$1,398,393	7,303	$1,708,266
Amit Sharma	52,601	$10,004,184	45,265	$10,945,390
Steven O. Vondran	6,000	$952,170	8,010	$1,890,264
James D. Taiclet(3)	536,396	$93,970,750	186,437	$46,033,823
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)With the exception of Mr. Taiclet, as noted below, column (e) reflects the market value of RSU and PSU awards using stock prices of $228.50, $243.87, $232.90, $217.83 and $249.98, as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
(3)This amount includes 58,204 RSUs that vested upon Mr. Taiclet’s Qualified Retirement, as defined under the award agreements, on June 14, 2020, with a deferred release date of January 1, 2021. The market value of the RSU awards was determined using a stock price of $258.08, which was the closing price of our Common Stock on the NYSE on the last business day prior to his retirement date.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and Thomas A. Bartlett, our CEO:
For 2020, our last completed fiscal year:
•the annual total compensation of the employee identified as the median employee of our Company (other than our CEO), was $38,108; and
•the annual total compensation of our CEO was $14,701,304.
Based on this information, for 2020 the ratio of the annual total compensation of Mr. Bartlett, our CEO, to the median employee was estimated to be approximately 386 to 1.
This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. Accordingly, for the 2020 pay ratio calculation, we used our median employee identified during our 2020 analysis of our employee population.
To identify our median employee in 2020, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•We determined that, as of November 30, 2020, our employee population and certain contractors, excluding our CEO, consisted of approximately 5,730 individuals. We selected November 30, 2020, which is within the last three months of 2020, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.
•Of the 5,730 employees and contractors included in the calculation, 4,014, or 70%, of them are outside the U.S.
•To identify the median employee from our employee population, we selected actual direct compensation (salary, bonus and equity) paid in 2020. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of November 30, 2020.
Finally, to determine the annual total compensation of the median employee for 2020, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Foreign exchange rates were translated to the U.S. dollar equivalent based on the 2020 average. Fluctuations in foreign exchange rates between the Mexican peso and the U.S. dollar equivalent based on the 2020 average resulted in the total compensation of the median employee to decrease by approximately 8.6%. The CEO pay ratio using the prior year foreign exchange rate would have been 355 to 1. In addition to foreign exchange rate fluctuations, the increase in employees hired in markets outside the U.S. over the last three years due to acquisitions and organic growth also impacted the CEO pay ratio. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2020 in our Summary Compensation Table in this Proxy Statement.
Employment and Severance Arrangements
As discussed above in our Compensation Discussion and Analysis, to recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which the Compensation Committee reviews. Our NEOs are also subject to the terms of the Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2020,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2020, with respect to the different termination scenarios set forth in their agreements with us. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings, and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA).
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements
•Release of Claims, Non-Compete: To receive benefits under the Severance Program, the executive must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.
Under the Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is entitled to acceleration of his or her equity awards only in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.” In such an event, the executive is entitled to acceleration of all unvested equity-based awards (including stock options and RSUs). With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination, unless such executive is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the award agreement). The Severance Program does not provide for tax gross-ups.
In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to that of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s Qualified Retirement provided certain eligibility criteria are met.
In February 2018, we entered into a letter agreement with Mr. Sharma in connection with his service as Executive Vice President and President, Asia. Consistent with the benefits we provide our other executive officers and our expatriate program, Mr. Sharma has been provided with housing and certain other allowances, tax equalization, a driver, fuel, security, utilities and other tax support.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2020
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2020. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change of control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/20: “for Cause”	Termination on 12/31/20: voluntary or retirement	Qualifying Termination on 12/31/20: with no Change of Control	Qualifying Termination on 12/31/20: with Change of Control
Thomas A. Bartlett
Base salary(1)	$—	$—	$2,000,000	$2,000,000
Annual incentive awards(2)	—	—	1,500,000	1,500,000
Value of accelerated equity awards(3)(4)(5)	—	23,437,441	23,437,441	23,437,441
Health benefits(6)	—	—	35,656	35,656
Total	$—	$23,437,441	$26,973,097	$26,973,097
Rodney M. Smith
Base salary(1)	$—	$—	$862,500	$862,500
Annual incentive awards(2)	—	—	575,000	575,000
Value of accelerated equity awards(3)(4)(5)	—	4,870,333	4,870,333	4,870,333
Health benefits(6)	—	—	36,781	36,781
Total	$—	$4,870,333	$6,344,614	$6,344,614
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Employment and Severance Arrangements

Name and Type of Payment/Benefit	Termination on 12/31/20: “for Cause”	Termination on 12/31/20: voluntary or retirement	Qualifying Termination on 12/31/20: with no Change of Control	Qualifying Termination on 12/31/20: with Change of Control
Edmund DiSanto
Base salary(1)	$—	$—	$985,290	$985,290
Annual incentive awards(2)	—	—	656,860	656,860
Value of accelerated equity awards(3)(4)(5)	—	16,322,507	16,322,507	16,322,507
Health benefits(6)	—	—	26,742	26,742
Total	$—	$16,322,507	$17,991,399	$17,991,399
Olivier Puech
Base salary(1)	$—	$—	$941,678	$941,678
Annual incentive awards(2)	—	—	627,785	627,785
Value of accelerated equity awards(3)(4)	—	—	—	5,949,537
Health benefits(6)	—	—	36,781	36,781
Total	$—	$—	$1,606,244	$7,555,781
Amit Sharma
Base salary(1)	$—	$—	$988,244	$988,244
Annual incentive awards(2)	—	—	658,829	658,829
Value of accelerated equity awards(3)(4)(5)	—	15,430,279	15,430,279	15,430,279
Health benefits(6)	—	—	26,742	26,742
Total	$—	$15,430,279	$17,104,094	$17,104,094
Steven O. Vondran
Base salary(1)	$—	$—	$941,678	$941,678
Annual incentive awards(2)	—	—	627,785	627,785
Value of accelerated equity awards(3)(4)	—	—	—	5,911,828
Health benefits(6)	—	—	26,742	26,742
Total	$—	$—	$1,596,205	$7,508,033
James D. Taiclet(7)
Base salary	$—	$—	$—	$—
Annual incentive awards	—	—	—	—
Value of accelerated equity awards(3)	—	29,615,253	—	—
Health benefits	—	—	—	—
Total	$—	$29,615,253	$—	$—
(1)For Mr. Bartlett, the amount reflects salary continuation for 104 weeks, based on Mr. Bartlett's base salary as of December 31, 2020. For Messrs. Smith, DiSanto, Puech, Sharma and Vondran, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2020. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(2)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2020 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2020, the bonus target for Mr. Bartlett was 150% of base salary and for Messrs. Smith, DiSanto, Puech, Sharma and Vondran was 100% of base salary.
(3)Value of RSUs and PSUs is determined using the closing market price of $224.46 of our Common Stock on December 31, 2020.
(4)As of December 31, 2020, under the Severance Program, each executive is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
(5)In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Bartlett, Smith, DiSanto and Sharma's equity-based awards that were granted after January 1, 2013 will vest upon their “Qualifying Retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above. In accordance with the revised executive retirement benefits, the values of the PSU awards for Messrs. Bartlett, Smith, DiSanto and Sharma assume successful completion of a transition plan and reflect full payout of PSUs at target.
(6)For Mr. Bartlett, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Smith, DiSanto, Puech, Sharma and Vondran, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2020.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance under Equity Compensation Plans
(7)As a result of his retirement on June 14, 2020, Mr. Taiclet forfeited his 2020 PSU grant and the 2019 PSU grant will vest based on actual performance through the end of the performance period, with a prorated payout to reflect the performance period during which Mr. Taiclet was employed by the Company. The vesting of his 2017, 2018, 2019 and 2020 RSU grants were accelerated upon his Qualified Retirement, as defined under the award agreements.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	3,828,015	$88.36	9,403,847
Equity compensation plans/arrangements not approved by the stockholders	N/A	N/A	N/A
Total	3,828,015	$88.36	9,403,847
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,245,075 shares underlying outstanding unvested RSUs, (ii) 560,188 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2018, March 2019 and March 2020 grants, (iii) 2,016,261 shares underlying outstanding stock options and (iv) an estimated 6,491 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes 2,867,115 shares available for issuance under the ESPP and 6,536,732 shares available for grant under the 2007 Equity Incentive Plan, as of December 31, 2020. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1
Election of Directors
Under our By-Laws, the number of members of our Board is fixed from time to time by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
All twelve of our directors are standing for re-election at the Annual Meeting. The Board has nominated for election at the Annual Meeting the twelve Directors listed below, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2022 Annual Meeting or until his or her successor is elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect a nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the SEC.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
Relevant information about each Director nominee appears below.

Thomas A. Bartlett

Career
Mr. Bartlett is American Tower Corporation’s President and Chief Executive Officer. From April 2009 through March 2020, he served as Executive Vice President and Chief Financial Officer and assumed the role of Treasurer from February 2012 until December 2013 and again from July 2017 until August 2018. Prior to joining American Tower, Mr. Bartlett served as Senior Vice President and Corporate Controller with Verizon Communications. During his 25-year career with Verizon Communications and its predecessor companies and affiliates, he served in numerous operations and business development roles, including President and Chief Executive Officer of Bell Atlantic International Wireless from 1995 through 2000, where he was responsible for wireless activities in North America, Latin America, Europe and Asia.

Qualifications
•Effective leadership and executive experience, including as our President and Chief Executive Officer
•Seasoned financial expert with operational, international and strategic experience with global large-cap companies
Other Public Company Boards
•Equinix, Inc. (April 2013–present)
Other Positions
•Advisor, Rutgers Business School
•Member, World Economic Forum’s Information and Communications Technologies (ICT) Board of Governors
•Executive Committee, National Association of Real Estate Investment Trusts (NAREIT)
•Member, Business Roundtable

President & CEO American Tower Corporation

Director Since - May 2020

Age 62

Raymond P. Dolan

Career
Mr. Dolan is the Chairman and CEO of Cohere Technologies, Inc., a wireless communications and solutions company. He previously served as the President and CEO of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, from October 2010 to December 2017. Prior to that, he served as CEO of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM until January 2008. He was Chairman and CEO of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in 2006. Before that, he served as Chief Operating Officer of NextWave Telecom and as Executive Vice President of marketing of Bell Atlantic/NYNEX Mobile.

Qualifications
•Extensive leadership experience in the wireless communications industry
•Experience with thought leaders help further our strategic vision
•International, operational and strategic expertise
•Strong management and board experience
Other Public Company Boards
•Sonus Networks, Inc. (October 2010–December 2017)

Chairman and CEO Cohere Technologies, Inc.

Director Since February 2003 •Compensation Committee (February 2003–May 2011; June 2016–present) •Nominating and Corporate Governance Committee (January 2004–June 2016; Chair, February 2005–May 2015)

Age 63
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Kenneth R. Frank

Career
Mr. Frank is CEO of Turning Technologies, an education technology company, and has led other enterprise software and services companies, such as Kibo Software as CEO, from January 2016 to December 2018, and Aptean Software as Chief Operating Officer, from October 2011 to December 2015. Prior to that, Mr. Frank held a series of leadership positions at Alcatel-Lucent, between February 2005 and October 2012, including President, Solutions and Marketing, member of the Executive Committee, Chief Technology Officer of Alcatel North America and President of the Global Professional Services Division. Mr. Frank previously held positions at AT&T Bell Laboratories, BellSouth Telecommunications and venture-backed communications startups, Broadband Office and Masergy Communications.

Qualifications
•Extensive executive and international experience in the telecommunications and technology industries
•Sophisticated leadership skills and familiarity with various global regions, including Europe and Asia
•Venture capital knowledge and financial acumen
Other Public Company Boards
•None
Other Positions
•Member of Board of Councilors for the Marshall School of Business at the University of Southern California

CEO Turning Technologies

Director Since January 2021 •Audit Committee (January 2021–present)

Age 53

Robert D. Hormats

Career
Mr. Hormats was appointed Managing Director of Tiedemann Advisors in March 2020, following his five-year tenure as a member of Tiedemann's Investment Advisory Committee. He served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, from 2013 to 2019. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications
•Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. Federal government
•Extensive knowledge of global capital markets
•Well-developed leadership skills and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Council on Foreign Relations

Managing Director Tiedemann Advisors

Director Since October 2015 •Nominating and Corporate Governance Committee (February 2016–present)

Age 78
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Gustavo Lara Cantu

Career
Mr. Lara is a retired business executive, who most recently served as CEO of Monsanto Company’s Latin America North division. Prior to retiring in 2004, Mr. Lara had worked for the Monsanto Company in various capacities for more than 24 years.

Qualifications
•Executive and governance experience with a global company
•Insight into business operations in Latin America
•Extensive knowledge of financial and business developments in Mexico
Other Public Company Boards
•None

Former CEO Monsanto Company, Latin America North Division

Director Since November 2004 •Compensation Committee (May 2009–present) •Nominating and Corporate Governance Committee (February 2005–May 2009)

Age 71

Grace D. Lieblein

Career
Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company (GM), a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and has held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management and international experience in a global large-cap company
•Experience in working with industry leaders to help further our innovation initiatives
•Financial expertise
•International experience in Latin America
Other Public Company Boards
•Southwest Airlines Co. (January 2016– present)
•Honeywell International Inc. (December 2012–present)

Former VP, Global Quality General Motors

Director Since June 2017 •Audit Committee (June 2017–present)

Age 60

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Craig Macnab

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded REIT, from February 2004, and as that company’s Chairman of the board from February 2008, until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Other Public Company Boards
•VICI Properties, Inc. (October 2017–present)
•Forest City Realty Trust, Inc. (June 2017–May 2018)
•National Retail Properties, Inc. (February 2008–April 2017)
Other Positions
•Trustee, Cadillac Fairview Corporation Limited, a private company and a wholly owned subsidiary of the Ontario Teachers’ Pension Plan

Former Chief Executive Officer National Retail Properties, Inc.

Director Since December 2014 •Compensation Committee (May 2018–present; Chair since May 2019) •Audit Committee (December 2014–December 2019)

Age 65

JoAnn A. Reed

Career
Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility; she was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/ American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/ Timeplex Inc.

Qualifications
•Financial and accounting expertise
•Extensive board experience
•More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives
Other Public Company Boards
•Waters Corporation (May 2006–present)
•Mallinckrodt plc (June 2013–present)

Healthcare Services Consultant

Director Since May 2007 •Audit Committee (November 2007–present; Chair since May 2015)

Age 65

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Pamela D.A. Reeve

Career
A retired business executive, Ms. Reeve served from November 1989 to August 2004 as the President and CEO and a director of Lightbridge, Inc., a public company and a global provider of mobile business solutions to the wireless communications industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as former Lead Director and now Chairperson
Other Public Company Boards
•Frontier Communications Corporation (May 2010–present and Chairperson since April 2016)
•Sonus Networks, Inc. (August 2013–May 2017)
Other Positions
•Chair of the Board, The Commonwealth Institute (June 2004–present)

Former President and CEO Lightbridge, Inc.

Director Since March 2002
•Chairperson (May 2020–present)
•Lead Director (May 2004–May 2020)
•Nominating and Corporate Governance Committee (May 2009–present; August 2002–February 2005)
•Compensation Committee (April 2004–June 2016; Chair, April 2004–May 2009)
•Audit Committee (August 2002–July 2007)

Age 71
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

David E. Sharbutt

Career
Mr. Sharbutt is a retired business executive who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions).

Qualifications
•Board experience with wireless communications companies
•Financial expertise
•Strategic, operational and advisory roles in leading complex telecommunications enterprises
Other Public Company Boards
•None
Other Positions
•Director, Flat Wireless, LLC, a private company

Former CEO and Chairman Alamosa Holdings, Inc.

Director Since July 2006 •Nominating and Corporate Governance Committee (May 2007–present; Chair since May 2015) •Audit Committee (April 2017–May 2018; May 2007–November 2007)

Age 71

Bruce L. Tanner

Career
Mr. Tanner served as the Executive Vice President and CFO of Lockheed Martin Corporation from September 2007 until February 2019. Mr. Tanner joined Lockheed Martin Corporation in 1982, and prior to being appointed CFO, he held a variety of leadership positions at Lockheed Martin in finance, including as Vice President of Finance and Business Operations, Lockheed Martin Aeronautics, from April 2006 to September 2007, and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from May 2002 to March 2006.

Qualifications
•Extensive executive experience with global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Other Public Company Boards
•Truist Financial Corporation (November 2015–present)

Former EVP and CFO Lockheed Martin Corporation

Director Since September 2019 •Audit Committee (December 2019–present)

Age 62

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Samme L. Thompson

Career
A business executive with more than 35 years of management experience, Mr. Thompson has served as president of Telit Associates, Inc., a financial and strategic advisory firm, since joining the firm in 2002. From 1999 to 2002, he served as SVP and Director of Strategy and Corporate Development for Motorola, Inc. Mr. Thompson also served as director of Strategic Planning and Development with AT&T Information Systems; as an SVP with Kidder, Peabody & Co.; and as a strategy consultant with McKinsey & Company.

Qualifications
•Significant strategic and global advisory experience
•Comprehensive board experience with companies in the wireless communications industry
•Strong leadership skills, including managing business operations
Other Public Company Boards
•Spok Holdings, Inc. (November 2004–July 2020)
Other Positions
•Board of Visitors, Joseph M. Katz Graduate School of Business
•Member, Global Affairs Council of Chicago
•Trustee, University of Chicago, Marine Biological Laboratory

President Telit Associates, Inc.

Director Since August 2005 (served as director of SpectraSite, Inc. from June 2004 until our acquisition in August 2005)
•Nominating and Corporate Governance Committee (May 2019–present)
•Compensation Committee (May 2006–May 2019; Chair, May 2009–May 2019)

Age 75

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements.
Deloitte & Touche LLP has served as our independent registered public accounting firm since our inception. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm and conducted a formal auditor solicitation process approximately five years ago. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner, the Audit Committee and its Chairperson were directly involved in the selection of Deloitte & Touche LLP’s lead engagement partner. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or our By-Laws, the Audit Committee believes submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time, if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider their selection.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they choose and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 3
Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2017 Annual Meeting of Stockholders. The next advisory say on pay vote of our stockholders will be held at our 2022 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

We believe our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We also seek the input of our stockholders, and based on such engagement made several changes to our executive compensation program over the past few years.
We urge you to read the “Compensation Discussion and Analysis,” including the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as they provide greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES
•The vast majority of our executives’ targeted compensation consists of at-risk pay elements. As described in the “Compensation Discussion and Analysis,” 93% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2020.
•We weight our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven incentive awards.
•Our long-term equity incentive award does not include stock options and is more heavily weighted to PSUs.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
•We tie our annual bonus incentive awards directly to performance:
•100% of the target award for each of the NEOs, other than the CEO, is tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)).
•The CEO’s target award is 80% tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)) and 20% tied to achievement of pre-established individual performance goals based on the four pillars of the Company’s Stand and Deliver strategy: (i) lead wireless connectivity around the globe, (ii) innovate for a mobile future, (iii) drive efficiency throughout the industry and (iv) grow our assets and capabilities to meet customer needs.
•Vesting of our PSUs is determined by achievement of pre-established goals for cumulative Consolidated AFFO per Share(1) and average ROIC(1) for a three-year performance period.
•We provide equity vesting upon a change of control only upon a termination of employment (a “double-trigger”), with no tax gross-ups.
•Our retirement and welfare benefits are consistent for all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.
•Our annual performance incentive awards and long-term, equity-based awards have terms that, in certain circumstances, allow us to claw back cash and shares received pursuant to such awards or require the payment of gains realized upon disposition of such shares.
•Our stock ownership guidelines require each executive to own a number of shares at a multiple of his or her annual base salary (six times base salary for our CEO and three times base salary for our other executive officers who report directly to our CEO), and each executive is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
•We conduct a risk review of our compensation programs each year to determine if any elements of the programs create an inappropriate level of risk.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive-compensation decisions.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 4
Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting
John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, the beneficial owner of at least 100 shares of Common Stock, has notified us that he intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below.
The Board of Directors unanimously recommends that you vote AGAINST this proposal.

STOCKHOLDER PROPOSAL:
Proposal 4 — Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. The Board of Directors would continue to have its existing power to call a special meeting.
Since the 2020 American Tower Corporation annual meeting there has been a dramatic development that makes shareholder meetings so much easier for management with a substantial cost reduction. Special shareholder meeting can now be online shareholder meetings which are so much easier for management. The 2020 pandemic has resulted in an avalanche of online shareholder meetings.
Management accountability is so well defended at online shareholder meetings that shareholders should have a corresponding greater flexibility in calling for a special shareholder meeting.
Plus the management excuse to resist the 2020 proposal on this same topic has been blown out of the water. In 2020 AMT management said a special meeting costs "millions of dollars." Now a special meeting is like a Zoom call.
Plus management now has the option of screening out constructive criticism of management at a special shareholder meeting. The core purpose of such a meeting is simply the announcement of the vote.
For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar constructive criticism.
Plus AT&T management would not even allow the proponents of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting during pandemic travel restrictions.
Please see:
AT&T investors denied a dial-in as annual meeting goes online
https://whbl.com/2020/04/17/att-investors-denied-a-dial-n-as-annual-meeting-goes-online/1007928/
Currently it takes the formal backing 25% of AMT shares to call a special meeting. A big however is that all shares held for less than one unbroken year are disqualified. Thus the owners of 25% of AMT stock held for an unbroken year could determine that they own 50% of AMT stock when the length of stock ownership is factored out. It is not a good bargain for AMT shareholders to have to own 50% of AMT shares in order to call for a special shareholder meeting.
Please vote yes:
Special Shareholder Meeting Improvement - Proposal 4
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING THE OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING

Board's Statement in Opposition
The Board of Directors has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:

The existing 25% threshold has continually been upheld by stockholders and continues to protect against narrow or short-term interests, while minimizing the financial and administrative burdens associated with conducting a special meeting of stockholders.

Our existing special meeting threshold has been upheld by our stockholders twice before, during our Annual Meetings in 2016 and last year. The Board continues to believe that the current special meeting ownership threshold of 25% strikes the appropriate balance between providing stockholders with a meaningful right to call a special meeting and protecting against the risk of a single stockholder, or small minority group of stockholders, unilaterally misusing the Company’s resources for potentially narrow or short-term interests that do not benefit the greater stockholder base. A single stockholder or small minority group of stockholders has no duty to act in the best interests of the Company or other stockholders.

The Board believes the current 25% threshold also aligns with the mainstream of special meeting rights at S&P 500 companies. As of March 2021, only approximately 27% of the S&P 500 companies surveyed by FactSet provide stockholders with a special meeting right at a level below our current special meeting threshold.

Although the concept of a virtual meeting has become commonplace in light of the COVID-19 pandemic, coordinating a special stockholder meeting continues to be a substantial undertaking and requires considerable use of the Company’s time and resources. The Company is still required to prepare, print and mail disclosure documents to stockholders, solicit proxies, hold the special meeting and tabulate votes. There is also a further cost to the Company and its stockholders, as the time required to prepare and conduct a special meeting distracts the Board and management from their primary focus of leading and operating our business.

There are significant protections of stockholder rights under law and regulation.

Stockholders can be assured their right to submit a proposal and vote on significant matters is protected by state law and other regulations. Under Delaware law and NYSE rules, the Company must submit certain significant matters to a stockholder vote, including mergers and consolidations, large asset purchases or share issuances, the adoption of equity compensation plans and amendments to the Company’s certificate of incorporation. Additionally, under Rule 14a-8 of the Exchange Act, stockholders can present proposals, such as this one, at annual meetings.

Our current corporate governance structure promotes transparency and accountability.

The Board and Company are committed to governance best practices. We have long supported and continue to support various means for our stockholders to effectively communicate with the Board and management to hold them accountable, as we believe such communication is imperative to the success of our business.

The following governance policies and practices demonstrate that the Company has taken a number of steps to achieve greater transparency and accountability to protect stockholder rights, without the additional expense and risk associated with a lower special meeting threshold:

•Special Meeting Right. The holders of 25% of our common stock can request the call of a special meeting.
•Action by Written Consent. Stockholders may act by written consent instead of a meeting.
•Proxy Access. We adopted a market-standard proxy access right for nominating Directors.
•Annual Director Elections. All of our Directors are elected annually by our stockholders; we do not have a classified or staggered board.
•Majority Voting. We have a majority voting standard for the election of Directors in uncontested elections.
•No Supermajority Voting Provisions. Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.
•Annual Say-On-Pay Vote. We solicit feedback from our stockholders every year on executive compensation.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING THE OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING

•No Stockholder Rights Plan. We do not maintain a stockholder rights plan or “poison pill.” •One Share, One Vote. We have equal voting rights for all of our stockholders.
We are committed to providing opportunities for stockholders to communicate with the Board and senior leadership.

We provide opportunities for our stockholders to communicate with our Board through our extensive stockholder engagement program, which is also more cost effective than a special meeting. Our leaders meet regularly with stockholders to discuss strategy, operational performance and governance. In 2020, we engaged with stockholders representing nearly 80% of our actively managed outstanding stock. For additional information about the Company’s stockholder engagement program and actions it has taken in response to these discussions, please see page 38 of this Proxy Statement.

The Board continues to believe that reducing the threshold required to call a special meeting to 10% is not in the best interests of the Company or our stockholders. Special meetings should be limited to extraordinary circumstances, such as when fiduciary or strategic considerations affecting a significant stockholder base require the matter be addressed on an expeditious basis.

For the reasons discussed above, the Board believes this proposal is not in the best interests of the Company or its stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 5
Stockholder Proposal Regarding The Creation of a Human Rights Oversight Committee of the Board
Walter O. Garcia and Maria Luisa Garcia, 2151 Overland Avenue, Los Angeles, CA 90025, the beneficial owner of at least 100 shares of Common Stock, have notified us that they intend to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponents' statements below.
The Board of Directors unanimously recommends that you vote AGAINST this proposal.

STOCKHOLDER PROPOSAL:
RESOLVED: Shareholders of American Tower Corporation ("ATC") request that the Board of Directors create a standing committee to oversee the Company's response to domestic and international developments in human rights that affect ATC's business.
SUPPORTING STATEMENT:
ATC's exposure to conflict in human rights risk is significant as our Company has a strong presence in multiple countries, some of which have a significant risk of human rights violations.
The United Nations Guiding Principles on Business and Human Rights (the "Guiding Principles") approved by the UN Human Rights Council in 2011, note that "Business enterprises may be involved with adverse human rights impacts either through their own activities or as a result of their business relationships with other parties… For the purpose of these Guiding Principles a business enterprise's 'activities' are understood to include both actions and omissions; and its 'business relationships' are understood to include relationships with business partners, entities in its value chain, and any other non-State or State entity directly linked to its business operations, products or services."
None of ATM's current Board Committees has been assigned responsibility for overseeing human rights issues. We believe that the significant risks associated with adverse human rights impacts at ATM warrant specific accountability and responsibility at the Board level.
In our view, the Proposal transcends ordinary business matters, and, therefore, urge shareholders to support it.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

PROPOSAL 5 STOCKHOLDER PROPOSAL REGARDING THE CREATION OF A HUMAN RIGHTS OVERSIGHT COMMITTEE OF THE BOARD

Board's Statement in Opposition
The Board of Directors has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:
The Board already has oversight of the Company’s response to human rights issues through its Nominating Committee.
Pursuant to its charter, the Nominating Committee has direct oversight of the Company’s environmental, social and governance policies and practices, including those related to the Company’s corporate social responsibility and environmental sustainability programs, which encompass our initiatives related to social justice and human capital management. As a result, the current governance structure allows for the Board, through the Nominating Committee, to regularly review and assess environmental, social and governance matters, including human rights, and allows management to continue implementing policies to make strides in this area. The formation of a new human rights oversight committee will lead to a duplication of efforts, cause confusion and be an inefficient use of the Company’s resources.

The Company has appointed a Chief Sustainability Officer who works with other employees to oversee sustainability matters, including human rights. The Chief Sustainability Officer periodically reports to the Nominating Committee on sustainability and the Company’s initiatives related to human capital management and human rights.

The Company has a number of policies in place that highlight a commitment to human rights matters.
Respect for human rights is an essential value of the Company and vital to the operation of our global business, as stated in our Global Human Rights Statement which can be found at www.americantower.com/corporate-responsibility/people.html. This Statement is guided by the principles contained within the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises.

We seek to avoid infringing on the rights of others and endeavor to address adverse human rights impacts within all the communities in which we conduct our business. Other examples that highlight the Company’s commitment to human rights include the following policies:

•Diversity Statement •Vendor Code of Conduct •Code of Ethics and Business Conduct Policy •Sanctions Compliance Policy
We expect our employees, vendors and other stakeholders to comply with the above policies and share our commitment to respect and promote human rights throughout our business. These documents, except the Sanctions Compliance Policy, are available on our Company website. Additionally, the Company’s employees and other stakeholders around the globe can report any ethics or human rights violations through our anonymous, confidential, third-party hotline.

The Company reiterates its commitment to human rights in our Sustainability Report. Among other things, the report includes details of initiatives such as diversity, equity and inclusion, social justice, health and safety management, disaster relief, empowerment and education through technology, philanthropic efforts and community engagement.

For the reasons discussed above, the Board believes this proposal is not in the best interests of the Company or its stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

Questions & Answers
Q.    Why did I receive these proxy materials?
A.    You received these materials because you were a stockholder as of March 29, 2021, the record date fixed by the Board, and are, therefore, entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 26, 2021.
Q.    Why did I receive a Notice instead of a full set of proxy materials?
A.    The SEC allows us to make this Proxy Statement and our Annual Report, which includes a copy of our Form 10-K, available electronically through the internet at www.proxyvote.com. On or about April 14, 2021, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) over the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q.    When and where is the Annual Meeting being held?
A.    The Annual Meeting will be held on Wednesday, May 26, 2021 at 11:00 a.m. Eastern Time. In light of the ongoing COVID-19 pandemic, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we have decided to once again hold the Annual Meeting virtually this year, and as is allowed by applicable law. We are sensitive to the public health and travel concerns our stockholders may have and restrictions and recommendations public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year will not mean we will utilize a virtual-only format or any means of remote communication for future Annual Meetings.
Q.    How do I attend the Annual Meeting?
A.    You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2021. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at www.virtualshareholdermeeting.com/AMT2021, however, all live questions will be subject to time restrictions and we will do our best to accommodate as many as possible.
Q.    What if I have trouble accessing the Annual Meeting virtually?
A.    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2021.
Q.    Who is entitled to vote at the Annual Meeting?
A.    Holders of American Tower’s Common Stock at the close of business on March 29, 2021, the record date fixed by the Board, may vote at the Annual Meeting.

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    How many votes may I cast?
A.    Each share of Common Stock is entitled to one vote with respect to each of the matters submitted for vote. On March 29, 2021, there were 444,766,640 shares of Common Stock outstanding and entitled to vote.
Q.    What constitutes a quorum for the Annual Meeting?
A.    The presence, at the Annual Meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 29, 2021 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered "present."
Q.    What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?
A.    All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the twelve nominees named in this Proxy Statement;
•Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;
•Proposal 3—To approve, on an advisory basis, our executive compensation;
•Proposal 4—To consider a stockholder proposal regarding the ownership threshold required to call a special meeting; and
•Proposal 5—To consider a stockholder proposal regarding the creation of a human rights oversight committee of the Board.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, each of Proposals 2, 3, 4 and 5 also requires an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter and, therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.
Q.    Are there other items to be voted on at the Annual Meeting?
A.    We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.
Q.    How will proxies be voted at the Annual Meeting?
A.    If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 3, 4 or 5 because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

QUESTIONS & ANSWERS
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.
If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, 3, 4 and 5 and in accordance with the proxy holder’s judgment for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.
Q.    How do I cast a vote?
A.    You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy over the internet by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy over the internet by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card, if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
• At the virtual Annual Meeting. You may vote at the Annual Meeting online at:     www.virtualshareholdermeeting.com/AMT2021.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted over the internet prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided, as long as they are received in time for voting and not revoked.
Q.    Can I change my mind after I vote?
A.    Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;
•mail a new proxy card, dated after the date of the proxy you wish to revoke, to our Secretary at our principal executive offices;
•submit a later-dated proxy over the internet, in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2021. Please see "How do I attend the Annual Meeting?" and "How do I cast a vote?" for more information.
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the internet, as indicated on the submission.
Q.    Where can I find the voting results after the Annual Meeting?
A.    We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    Who bears the cost of this proxy solicitation?
A.    American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We have retained Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of expenses. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.
Q.    What do I need to do now?
A.    You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act, we must receive any stockholder proposal intended to be presented at our 2022 Annual Meeting of Stockholders by no later than December 15, 2021, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws, if you want to submit a proposal for the 2022 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 26, 2022, and the close of business on February 25, 2022, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2021 Annual Meeting.
If the 2022 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2021 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2022 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2022 Annual Meeting; or (b) the 10th day following the day on which the date of the 2022 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2022 Annual Meeting, but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 25, 2022, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2022 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 15, 2021, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 15, 2021, which is 120 days before the one-year anniversary of the issuance of this Proxy Statement.
If the 2022 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2021 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2021 Annual Meeting; or (b) the 10th day following the day on which the date of the 2022 Annual Meeting is first disclosed publicly by the Company.
Householding of Annual Meeting Materials
The SEC has also adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

ADDITIONAL INFORMATION
(800-542-1061). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you, if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2020—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Thomas A. Bartlett President and Chief Executive Officer Boston, Massachusetts April 14, 2021

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense.
Adjusted EBITDA Margin is defined as the percentage that results from dividing Adjusted EBITDA by total revenue.
Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Funds From Operations, as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures.
Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.
International Pass-through Revenue is defined as the revenue the Company records as a result of the reimbursement of certain operating expenses by its tenants in several of its international markets. This includes markets in Latin America where the Company primarily passes through ground rent expenses, and in India and South Africa, where the Company primarily passes through power and fuel costs.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests.
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four).
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

APPENDIX A
Reconciliation to Historical Results
Reconciliations to Historical Results
($ in millions, except per share amounts. Totals may not add due to rounding.)

Reconciliation of Net Income to Adjusted EBITDA	2010	2011	2012	2013	2014	2015	2016	2017	2018(1)	2019	2020
Net income	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917	$1,692
Income from discontinued operations, net	(0)	—	—	—	—	—	—	—	—	—	—
Income from continuing operations	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917	$1,692
Income from equity method investments	(0)	(0)	(0)	—	—	—	—	—	—	—	—
Income tax provision (benefit)	182	125	107	60	63	158	156	31	(110)	(0)	130
Other (income) expense	(0)	123	38	207	62	135	48	(31)	(24)	(18)	241
Loss (gain) on retirement of long-term obligations	2	—	0	39	3	80	(1)	70	3	22	72
Interest expense	246	312	402	458	580	596	717	750	826	814	794
Interest income	(5)	(7)	(8)	(10)	(14)	(16)	(26)	(35)	(55)	(47)	(40)
Other operating expenses	36	58	62	72	69	67	73	256	513	166	266
Depreciation, amortization and accretion	461	556	644	800	1,004	1,285	1,526	1,716	2,111	1,778	1,882
Stock-based compensation expense	53	47	52	68	80	91	90	109	138	111	121
ADJUSTED EBITDA	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156

Consolidated AFFO Reconciliation(1)	2010	2011	2012	2013	2014	2015	2016	2017	2018(2)	2019	2020
Adjusted EBITDA (from above)	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156
Straight-line revenue	(105)	(144)	(166)	(148)	(124)	(155)	(132)	(194)	(88)	(184)	(322)
Straight-line expense	22	31	34	30	38	56	68	62	58	44	52
Cash interest	(238)	(301)	(381)	(435)	(572)	(573)	(694)	(723)	(807)	(800)	(824)
Interest income	5	7	8	10	14	16	26	35	55	47	40
Cash paid for income taxes(3)	(36)	(54)	(69)	(52)	(69)	(64)	(96)	(137)	(164)	(147)	(146)
Dividends on preferred stock	—	—	—	—	(24)	(90)	(107)	(87)	(9)	—	—
Dividend to noncontrolling interest	—	—	—	—	—	—	—	(13)	(14)	(13)	(8)
Capital improvement capital expenditures	(31)	(61)	(75)	(81)	(75)	(90)	(110)	(114)	(150)	(160)	(150)
Corporate capital expenditures	(12)	(19)	(20)	(30)	(24)	(16)	(16)	(17)	(9)	(11)	(9)
Consolidated AFFO	$953	$1,055	$1,223	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539	$3,521	$3,788
Divided by: Weighted Average Diluted Shares	404.1	400.2	399.6	399.1	400.1	423.0	429.3	431.7	443.0	445.5	446.1
Consolidated AFFO Per Share	$2.36	$2.64	$3.06	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99	$7.90	$8.49
(1)Consolidated AFFO excludes start-up related capital spending in 2012-2020.
(2)These results are inclusive of the positive impacts of the Company’s settlement with Tata.
(3)Consolidated AFFO for 2015 excludes one-time cash tax charge incurred during the third quarter of 2015, as we do not believe it is an indication of operating performance.
AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

APPENDIX A
Reconciliation to Historical Results

Return on Invested Capital(4)	2010	2011	2012	2013(5)	2014	2015(5)	2016(5)	2017(6)	2018(6)(7)	2019(6)	2020(6)
Adjusted EBITDA	$1,348	$1,595	$1,892	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725	$4,917	$5,280
Cash Taxes	(36)	(54)	(69)	(114)	(69)	(107)	(98)	(137)	(172)	(168)	(146)
Maintenance capital expenditures	(31)	(61)	(75)	(81)	(75)	(124)	(159)	(115)	(150)	(160)	(150)
Corporate capital expenditures	(12)	(19)	(20)	(23)	(24)	(26)	(27)	(17)	(9)	(11)	(9)
Numerator	$1,268	$1,462	$1,728	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394	$4,579	$4,974
Gross property and equipment	$6,376	$7,889	$9,047	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717	$19,326	$20,672
Gross intangibles	3,213	3,978	4,892	8,471	9,172	12,671	14,795	16,183	16,323	18,474	20,734
Gross goodwill(8)	2,660	2,824	2,991	3,928	4,180	4,240	4,363	4,879	4,797	5,492	6,600
Denominator	$12,249	$14,691	$16,930	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837	$43,292	$48,006
ROIC	10.4%	10.0%	10.2%	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%	10.6%	10.4%
(4)Historical denominator balances reflect purchase accounting adjustments.
(5)2013 reflects Q4 2013 annualized numbers to account for full-year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full-year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full-year impact of Viom transaction.
(6)Adjusted to annualize impacts of acquisitions closed throughout the year.
(7)Positively impacted by the Company's settlement with Tata in Q4 2018.
(8)Excludes the impact of deferred tax adjustments related to valuation.

Property Revenue Excluding Pass-Through	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Property revenue	$1,936	$2,386	$2,803	$3,287	$4,007	$4,680	$5,713	$6,566	$7,315	$7,465	$7,954
Pass-through revenue	(100)	(176)	(229)	(296)	(363)	(423)	(739)	(918)	(952)	(994)	(1,010)
Property revenue excluding pass-through revenue	$1,836	$2,210	$2,574	$2,991	$3,644	$4,257	$4,975	$5,648	$6,363	$6,471	$6,943

Net Leverage Ratio	4Q20
Total debt	$29,287
Cash and cash equivalents	1,746
Net debt	$27,541
The quarter’s annualized (LQA) Adjusted EBITDA	$5,502
LQA Net Leverage Ratio	5.0	x

AMERICAN TOWER CORPORATION 2021 PROXY STATEMENT

AMERICAN TOWER® CORPORATION
116 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02116

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMT2021**

The meeting is online only. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42364-P49954

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas A. Bartlett	☐	☐	☐
1b. Raymond P. Dolan	☐	☐	☐
1c. Kenneth R. Frank	☐	☐	☐
1d. Robert D. Hormats	☐	☐	☐
1e. Gustavo Lara Cantu	☐	☐	☐
1f. Grace D. Lieblein	☐	☐	☐
1g. Craig Macnab	☐	☐	☐
1h. JoAnn A. Reed	☐	☐	☐
1i. Pamela D.A. Reeve	☐	☐	☐
1j. David E. Sharbutt	☐	☐	☐
1k. Bruce L. Tanner	☐	☐	☐
1l. Samme L. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2021.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5:	**For**	**Against**	**Abstain**
4. Stockholder proposal to amend the appropriate governing documents to reduce the ownership threshold required to call a special meeting of the stockholders.	☐	☐	☐
5. Stockholder proposal to require the Board of Directors to create a standing committee to oversee human rights issues.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

D42365-P49954

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 14, 2021, hereby appoints THOMAS A. BARTLETT and EDMUND DISANTO, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2021 Annual Meeting of Stockholders to be held virtually on May 26, 2021 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2021 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 14, 2021.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

Continued and to be signed on reverse side.